As Filed with the Securities and Exchange Commission on October 3, 2002, Registration No. 333-98763
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      _____________________________________
                                   FORM SB-2/A
                                 Amendment No. 1

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                     DIVERSIFIED PRODUCT INSPECTION, INC.
        -------------------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

         Florida                         8734                      65-0877741
---------------------------------   --------------------   --------------------
(State or other jurisdiction         (Primary Standard        (I.R.S. Employer
of incorporation or organization)       Industrial          Identification No.)
                                     Classification Code)


                                  3 Main Street
                              Oak Ridge, TN 37830
                                  (865)482-8480
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            John Van Zyll, Chairman
                                  3 Main Street
                              Oak Ridge, TN 37830
                                  (865)482-8480
            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)
                      ____________________________________
                                   Copies to:
                              Seth A. Farbman, P.C.
                              Seth A. Farbman, Esq.
                                301 Eastwood Road
                            Woodmere, New York 11598
                                Ph: 516-569-6089

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                                                        Proposed Maximum       Maximum
Title of Each Class of Securities    Amount To Be     Offering Price Per      Aggregate     Amount Of
To Be Registered                     Registered          Security (2)      Offering Price Registration
                                                                                              Fee(4)
----------------------------------  ---------------   --------------------  ---------------  ---------

Common Stock, $.01 par              18,109,319 shares     $.10               $ 1,810,932      $166.61
value per share(1)

Common  stock, par                   2,777,778 shares     $.10               $  277,779       $ 25.55
value  $.01,
underlying
warrants(3)

Total                               20,887,097 shares     $.10               $ 3,797,372      $192.16

----------------------
(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which includes (i) 222,222 shares currently outstanding, (ii) shares issuable upon conversion of secured convertible debentures and (iii) shares issuable in connection with our equity line of credit agreement dated April 25, 2002. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the debentures and the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee. The registration fee is calculated in accordance with Rule 457(c) based upon $.10, which is the average of the bid and asked prices of our common stock reported on the OTC Bulletin Board on August 26, 2002.

(3) These shares of common stock are not outstanding and are issuable upon the exercise of warrants to purchase 1,851,852 shares of our common stock exercisable at $.2376 per share and to purchase 925,926 shares of our common stock of which 462,963 shares are exercisable at $.23 and the remaining amount is exercisable at an exercise price equal to 110% of the 5 day average closing bid price for the 5 trading days prior to the closing date of each funding.

(4)  The registration fee was previously paid via electronic transfer.

                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                   SUBJECT  TO  COMPLETION;  DATED OCTOBER 3,  2002

                We may sell up to 20,887,097 Shares Of Common Stock

                                       Of

                       Diversified Product Inspections, Inc.

     This prospectus relates to the sale of up to 20,887,097 shares of our common stock by the selling stockholders listed on page 32.


                            Number of            Number of         Percentage of registered shares
  Number of shares       registered shares    registered shares      for resale to the number of
registered for resale    currently issued    not currently issued    shares currently outstanding
---------------------   -------------------  --------------------  -------------------------------
20,887,097                     609,319          20,277,778                       139%


     With respect to the private equity line of credit agreement we describe in this prospectus, Sofcon is an "underwriter" within the meaning of the Securities Act of 1933. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     Our common stock is traded on the over-the-counter Electronic Bulletin Board under the symbol "DPRI". The last reported sale price of our common stock on the OTC Bulletin Board on August 26, 2002 was $0.10 per share.

     Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 4 before you decide to purchase any common stock.

     Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is _________ __, 2002

                               TABLE OF CONTENTS
Prospectus  Summary                                                                          1
The Offering                                                                                 2
Selected  Financial  Data                                                                    5
Risk  Factors                                                                                6
Forward-Looking  Statements                                                                  11
Use  Of  Proceeds                                                                            12
Market  For  Common  Equity  And  Related  Stockholders Matters                              12
Management's  Discussion  And  Analysis  Of  Financial  Condition And Results Of Operations  13
Our  Business                                                                                19
Directors,  Executive  Officers,  Promoters  And  Control  Persons                           26
Executive  Compensation                                                                      28
Security  Ownership  Of  Certain  Beneficial  Owners  And  Management                        30
Certain  Relationships  And  Related  Transactions                                           31
Selling  Stockholders                                                                        31
Plan  Of  Distribution                                                                       33
Description  Of  Securities                                                                  37
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities          39
Where  You  Can  Find  Additional  Information                                               40
Legal  Matters                                                                               40
Experts                                                                                      40

                                PROSPECTUS SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our business and our financial statements and the related notes appearing elsewhere in this prospectus.

Our Company

     We specialize in conducting investigations and laboratory analysis of a wide variety of products to determine the cause and origin of product failures. The products that we investigate and analyze include residential appliances and electrical and plumbing products. such as dishwashers, refrigerators, stoves, washing machines, dryers, phone systems, stereos, TV's, Vcr's, coffee makers, electric grills, hair dryers, microwaves, toasters, lighting fixtures, pumps, toilets, air conditioners, furnaces and electric and gas water heaters

     Our primary customers consist of national insurance companies that are interested in subrogating claims to recover losses. Subrogation is a legal principle, which provides that, to the extent an insurer has paid for a loss, the insurer receives the policyholder's right to recover from any third party that caused the loss. If a given product is found to have a defect or if improper installation was the result of a licensed contractor, the insurance company will then subrogate. We have accumulated a large database of known defective products that includes photos and other documentation that are used in their investigations. Additionally, we provide for the storage of evidence and derive revenues from the secure storage of materials.

     Our principal executive offices are located at 3 East Main Street, Oak Ridge, TN 37820 and our telephone number is (865) 482-8480. We maintain an Internet Web site at http://wwww.dpi-inc.comand http://www.homechecksafety.com. Information contained on our Internet Web sites is for informational purposes only and is not incorporated by reference into the registration statement of which this prospectus is a part.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. Of the shares offered in this prospectus:

-Sofcon, intends to sell up to an aggregate amount of 20,664,875 shares of our common stock which figure includes up to 15,500,000 shares of our common stock to be acquired pursuant to the equity line of credit, up to 2,000,000 shares of our common stock to be acquired pursuant to the conversion of our 6% secured convertible debentures, 387,097 shares of our common stock issued as a commitment fee pursuant to our equity line of credit, 1,851,852 shares of our common stock issuable upon the exercise of outstanding warrants exercisable at $.2376 per share and 925,926 shares of our common stock issuable upon the exercise of outstanding warrants exercisable at exercise price equal to 110% of the 5-day average closing bid price for the 5 trading days prior to the closing date of each funding;

-a selling stockholder, Joseph Larroco, who intends to sell up to an aggregate of 222,222 shares of our common stock; and

Pursuant to our equity line of credit, we may, at our discretion, periodically issue and sell to Sofcon shares of common stock for a total purchase price of $3 million. Sofcon will purchase the shares of our common stock for a 15% discount to the prevailing market price of our common stock. Sofcon intends to sell any shares purchased under our equity line of credit at the then prevailing market price.

Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                      14,936,457  shares  (1)


Common  stock  offered  by
selling stockholders                    20,887,097  shares  (2)


Common stock to be outstanding if
all of the shares offered for resale
are issued and sold                     35,214,235

Use  of Proceeds                        We will not receive any of the proceeds
                                        from the sale of the
                                        shares  of  common stock offered by this
                                        prospectus;  however,  we  will  receive
                                        estimated  gross  proceeds  of  up  to
                                        $440,000  if  the  selling  stockholders
                                        exercise  currently outstanding warrants
                                        to  purchase  an  aggregate of 1,851,852
                                        shares  of  our  common stock covered by
                                        this  prospectus,  assuming  the selling
                                        stockholders do not utilize the cashless
                                        exercise feature of such warrants, based
                                        on  an  exercise  prices  ranging prices
                                        $.23  to  $.2376 per share. We will also
                                        receive  $100,000,  our  third  tranche
                                        payment, pursuant to the terms of our 6%
                                        secured  convertible  debenture  upon
                                        effectiveness of the prospectus of which
                                        this  registration  is  a  part  of.

Plan  of  Distribution                  The  offering  of our shares of common stock
                                        is  being  made  by  certain  of  our
                                        stockholders  who  wish  to  sell  their
                                        shares. Sales of our common stock may be
                                        made  by the selling stockholders in the
                                        open  market  or in privately negotiated
                                        transactions  and at fixed or negotiated
                                        prices.

Risk Factors                            There are substantial risk factors involved
                                        in  investing  in  our  company.  For  a
                                        discussion of certain factors you should
                                        consider  before  buying  shares  of our
                                        common  stock,  see the section entitled
                                        "Risk  Factors".

OTC  Bulletin  Board  Symbol            "DPRI"
______________

(1) Such figure does not include shares of our common stock to be issued upon exercise of outstanding warrants and upon conversion of outstanding convertible debentures.

(2) Such figure includes 222,222 shares presently deemed outstanding and held by a Selling Stockholders; up to 15,500,000 shares of our common stock issuable as put shares to Sofcon pursuant to our equity line of credit agreement dated April 25, 2002; 2,777,779 shares of our common stock issuable upon the exercise of purchase warrants; 387,097 shares of our common stock issued to Sofcon as a commitment fee in connection with our equity line of credit; and up to 2,000,000 shares of our common stock issuable upon the conversion of our 6% convertible debentures in the aggregated principal amount of $300,000.

Our equity line of credit

     On April 25, 2002, we entered into an equity line of credit investment agreement with Sofcon Limited ("Sofcon"). Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Sofcon shares of our common stock for a total purchase price of up to $3.0 million. For each share of common stock purchased under the equity line of credit, Sofcon will pay 85% of the average of the four lowest closing bid prices of our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the ten consecutive trading days after the notice date. We have issued 387,097 shares of our common stock to Sofcon as a commitment fee. The effectiveness of the sale of the shares under the equity line of credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

     Pursuant to the equity line of credit, we may periodically sell shares of common stock to Sofcon to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Sofcon has advanced $3 million or eighteen months after the effective date of the accompanying Registration Statement, whichever occurs first. We are limited to a maximum of $150,000 for each put notice. We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions.

     Assuming we drew down the entire $3 million available under the equity line of credit in a single advance (which is not permitted under the terms of the equity line of credit) and the purchase price was equal to $.25 per share, then we would issue 12,000,000 shares of our common stock to Sofcon. Assuming we drew the entire $3,000,000 available under the equity credit line in a single advance and the purchase price were $.05 per share (an example below our current share price), then we would be required to issue 60,000,000 shares of our common stock to Sofcon. We are registering 17,500,000 shares of common stock for the sale under the equity line of credit and the conversion of debentures. You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the equity line of credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the equity line of credit for a given advance.

     Under the terms of our equity line of credit investment agreement and the related warrants, we may only put shares to the Sofcon only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures of unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with
Section  13(d)  of  the Exchange Act.

Our Debenture Agreement

     Under the subscription agreement in connection with our debenture agreements, we will receive up to $300,000 from Sofcon, and Sofcon will receive in return a corresponding amount of our 6% secured convertible debentures and related warrants. The terms of the debentures provide for full payment on or before April 25, 2005, with interest of 6% per annum, which may be converted at any time at the lesser (i) 110% of the average of the five (5) closing bid prices during the five (5) trading days prior to the closing date or (ii) 75% of the average of the five (5) lowest closing bid prices during the twenty (20) trading days immediately prior to the conversion date. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to at 110% of the 5-day average closing bid price for the 5 trading days prior to the closing date of each funding tranche. Under the related Registration Rights Agreement, we agreed to register all of the shares underlying such convertible debentures and warrants to allow Sofcon to sell them in a public offering or other distribution.

     A second tranche of $100,000 shall be funded to us by Sofcon upon the filing of a registration statement for our 6% secured convertible debentures and the equity credit line financing. A third tranche of $100,000 shall be funded to us upon the effectiveness of the registration statement covering all common stock to be registered pursuant to the terms of our secured convertible debentures.

     Under the terms of our 6% secured convertible debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures of unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.


Registration Rights.

     We granted Sofcon certain registration rights in connection with our 6% secured convertible debentures to register 2,000,000 shares of our common stock into which the convertible debentures may be converted into. The cost of this registration will be borne by us. We agreed to use our best efforts to have the registration statement filed with the SEC within forty-five (45) calendar days after April 25, 2002. If the registration statement is not filed within forty-five (45) calendar days following April 25, 2002, then we agreed to pay the Sofcon the sum of three percent (3%) of the face amount of the convertible debentures outstanding as liquidated damages, and not as a penalty, for each thirty (30) calendar day period, pro rata, following the forty-five (45) calendar day period until the registration statement is filed. We also agreed to use our best efforts to have the registration statement declared effective by the SEC within one hundred twenty (120) calendar days after April 25, 2002. If our registration statement is not declared effective within one hundred twenty
(120) calendar days following April 25, 2002, then we agreed to pay Sofcon the sum of two percent (2%) of the face amount of the convertible debentures outstanding as liquidated damages and not as a penalty for each thirty (30) calendar day period, pro rata, following the one hundred twenty (120) calendar day period until the registration statement is declared effective, subject to a maximum of twenty-four months.

Security Agreement

     Certain of out stockholders and officers, John Van Zyll, Marvin Stacy and Ann Furlong (the "Pledgors") have entered into a security pledge agreement with Sofcon dated April 25, 2002. The Pledgors have pledged their individual shares of our common stock as follows: John Van Zyll (2,000,000 shares), Marvin Stacy (1,000,000 shares) and Ann Furlong (1,000,000 shares). The security interest granted by the Pledgors is to secure our 6% secured convertible debentures in the aggregate principal amount of up to Three Hundred Thousand Dollars ($300,000).

                            SELECTED FINANCIAL DATA

     The following information is taken from our audited financial statements as of December 31, 2001. The financial information set forth below should be read in conjunction with the more detailed financial statements and related notes appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.
                                       Year Ended    For the three Month
                                      December 31,       Period Ended
                                          2001          June 30, 2002
                                      ------------   -------------------
SUMMARY OPERATING DATA
-----------------------------
Total Revenues. . . . . . . .        $  1,180,695       $ 522,200
Total Operating Expenses. . .           1,579,002         583,307
Net Loss. . . . . . . . . .              (425,609)       (120,613)
Net Loss Per Common Share . .                (.03)           (.01)


BALANCE DATA SHEET
-----------------------------
Cash . . . . .  . . . . . . .        $    46,016        $  25,833
Total Assets. . . . . . . . .            337,554          510,976
Total Liabilities . . . . . .            365,132          511,821
Total liabilities and
 stockholders' (deficit) equity          337,554          510,976

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones we may face.

We Had A Loss For The Year Ended December 31, 2001, For The Three Month Period Ended June 30, 2002 And Expect Losses To Continue In The Future. There Is A Risk We May Never Become Profitable.

     We had a net loss of $425,609 for the year ended December 31, 2001. We incurred net losses of $590,519 for the fiscal year ended December 31, 2000. The Company had net losses of $120,613 for the three months ended June 30, 2002 and had net losses of $191,947 for the sixth month period ended June 30, 2002 as compared to $251,698 for the six month period ended June 30, 2001. Our future operations may not be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to promote our services via seminars. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

The  Loss  Of  Our  Key  Employees  May  Adversely Affect Our Growth Objectives.

     Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Messrs John Van Zyll, Marvin Stacy and Ms. Ann M. Furlong. The loss of the services of any of these individuals may have a material adverse effect on our business, financial condition and results of operations. We do not have employment agreements with Messrs. Zyll, Stacy or Ms. Furlong. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose one or all of these individuals' services. We do not maintain key life insurance policies for Messrs Van Zyll, Stacy and Ms. Furlong.

Our Current And Potential Competitors, Some Of Whom Have Greater Resources And Experience Than We Do, May Develop Products And Technologies That May Cause Demand For, And The Prices Of, Our Products To Decline.

     The product investigation industry in regards to subrogation for product failure is a new and growing market. While there may be several companies that offer fire or product investigations which have achieved substantially greater market share than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do, to our knowledge there are few, if any, companies that offer a full scope of service that is tailored to the insurance industry.


     We believe our key competitor is Crawford and Company. We, on occasion, provide services to Crawford and Company in geographic areas that they do not provide services. To our knowledge we are not aware of competitors that provide the types of services we provide in all states. Most of our competitors are restricted to geographic locations of their existing state. Existing or future competitors may offer services that are comparable or superior to ours at a lower price, which could adversely harm our business, results of operations and financial condition.

We May, In The Future, Issue Additional Shares Of Our Common Stock Which Would Reduce Investors Percent Of Ownership And May Dilute Our Share Value.

     Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $.01 per share. Our certificate of incorporation does not authorize us to issue shares of preferred stock. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our 6% debentures are convertible by the debenture holders into shares of our common stock at any time. As such, purchasers of our common stock could experience substantial dilution of their investment upon conversion of such securities.

     Our 6% convertible debentures are convertible into such number of shares of common stock equal to the lesser of (a) 110% of the average closing bid price for the five trading days preceding the closing date or (b) 75% of the average of the five lowest closing bid prices of our common stock during the twenty trading days preceding the conversion date. If an aggregated principal amount of $300,000 of our convertible debentures were converted on August 19, 2002, the debentures would have been convertible at a price of $.0675 and convertible into approximately 4,444,444 shares of our common stock. If an aggregate of $300,000 in the principal amount of our debentures were converted and 462,963 warrants were exercised on August 19, 2002, they would have equaled 4,907,407 shares of our common stock. Pursuant to the terms of the transaction, however, the number of convertible debentures could prove to be significantly greater in the event of a decrease in the trading price of our common stock. The following table presents the number of shares of our common stock that we would be required to issue as of August 19, 2002 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:

                           If Debentures were
                             Converted On                50%               75%
                             August 19, 2002           Decline            Decline
                           -----------------     -----------------   ----------------

Conversion price per share:   .0675                  .03375              .016875

Total shares issuable(1):     4,444,444               8,888,888           17,777,777

------------

(1) Such figure does not include the issuance of common stock upon exercise of four year warrants to purchase 925,926 shares of our common stock at exercise prices ranging from $.23 per share to $.2376 per share.

Our Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under Our Equity Line Of Credit

     The lower our stock price is the more shares of common stock we will have to issue under the equity line of credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon the exercise of stock warrants, using the treasury stock method of computing such effects and contingent shares, or conversion of convertible debt. As a result of the Company's losses, the effect of the outstanding stock warrants and convertible debt has an antidilutive effect and there is no diluted loss per share.

Shares Of Our Total Outstanding Shares That Are Restricted From Immediate Resale But May Be Sold Into The Market In The Future Could Cause The Market Price Of Our Common Stock To Drop Significantly, Even If Our Business Is Doing Well.

     As of August 19, 2002, we had 14,936,457 shares of our common stock issued and outstanding. Of such shares, 11,656,025 shares of common stock were restricted and 3,280,432 shares were free trading. Over the course of a twelve month period beginning August 1, 2002, an aggregate of 11,128,606 shares of our common stock will become eligible for resale under Rule 144 as such shares are held for a period of one year. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of our Common Stock.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

     There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Since We Have Not Paid Any Dividends On Our Common Stock And Do Not Intend To Do So In The Foreseeable Future, A Purchaser Of Our Common Stock Will Only Realize An Economic Gain On His Or Her Investment From An Appreciation, If Any, In The Market Price Of Our Common Stock.

         We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in our common stock, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Resell Their Shares Due To Suitability Requirements

     Our common stock is a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

The Significant Downward Pressure On The Price Of Our Stock Caused By The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Further Decline Of Our Stock Price

     It is conceivable that our stock could be subject to the practice of short selling. Short selling, or "shorting," occurs when stock is sold which is not owned directly by the seller; rather, the stock is "loaned" for the sale by a broker-dealer to someone who "shorts" the stock. A short sale is generally the sale of a stock you do not own. Investors who sell short believe the price of the stock will fall. If the price drops, you can buy the stock at the lower price and make a profit. If the price of the stock rises and you buy it back later at the higher price, you will incur a loss. When you sell short, your brokerage firm loans you the stock. The stock you borrow comes from either the firm's own inventory, the margin account of another of the firm's clients, or another brokerage firm. In most situations, this is a short-term strategy by a seller, and based upon volume, may at times drive stock values down. If such shorting occurs in our common stock, there could be a negative effect on the trading price of our stock. If Sofcon were to take a short position relating to their equity line, debenture or warrants, the significant downward pressure on our stock price could cause our share price to decline which may, in turn, allow Sofcon to receive a greater amount of shares of our common stock based on the discount from the price of our common stock. The lower the price of our stock is, the more shares Sofcon will be issued and, potentially, the greater profit they will gain. We can give no assurance that Sofcon will not take a short position in our shares of common stock.
                                      -10-

We May Not Be Able To Access Sufficient Funds Under The Equity Line Of Credit When Needed.

     Our financing needs, in part, are expected to be provided from our equity line of credit agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part because the amount of financing available will fluctuate with the market price and volume of our common stock. As the market price and volume decline, then the amount of financing available under the Equity Line of Credit will decline. For example, pursuant to the terms of our equity line of credit agreement, in order for us to put shares to Sofcon, the average dollar trading volume for our common stock during the five (5) trading days prior to delivery of a put request must exceed $10,000. Another example of how our equity line financing is dependent upon our market price and volume is that Sofcon will be required to purchase from us that number of shares of our common stock having an aggregate purchase price equal to the lesser of (i) the amount we put to Sofcon, and (ii) 15% of the aggregate trading volume of our common stock during the applicable pricing period times (x) 85% of the average of the four (4) lowest closing bid prices of our common stock during the specified pricing period.

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company", "we", "us" and "our" refer to Diversified Product Inspections, Inc., a Florida corporation, and its subsidiary Diversified Products Investigations, Inc., a Florida corporation.

                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. We will receive estimated gross proceeds of at least $216,482 if the selling stockholders exercise currently outstanding warrants to purchase an aggregate of 925,926 shares of our common stock covered by this prospectus, assuming that we do not permit the selling stockholders to utilize the cashless exercise feature of such warrants which cashless exercise feature is available to Sofcon only in our sole and absolute discretion. We may also receive proceeds if the selling stockholders exercise warrants to purchase an aggregate of 462,963 shares of our common stock at an exercise price equal to 110% of the 5 day average closing bid price for the 5 trading days prior to the closing date of each funding. Such warrants will be issued upon funding of additional tranches post filing and post effectiveness of our registration statement. We may also receive up to $3 million pursuant to our equity line of credit agreement if we choose to put shares to Sofcon subject to the terms and conditions of our equity line of credit agreement. We intend to use the proceeds from puts to Sofcon, if any, and the exercise of the warrants for working capital and other general corporate purposes.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDERS MATTERS

Market Information

         Our common stock is quoted on the OTC Bulletin Board under the symbol "DPRI". The following table sets forth the range of high and low bid quotations of our common stock, as reported on the OTC Bulletin Board, for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                Common Stock
                          High Bid         Low Bid
                         -----------      -----------

First Quarter 2001           $1.50           $1.37
Second Quarter 2001          $1.75           $0.75
Third Quarter 2001           $1.50           $0.25
Fourth Quarter 2001          $1.23           $0.40

From January 1, 2002         $0.70           $0.30
 through February 28,
 2002

From February 28, 2002       $0.50           $0.16
 through August 15, 2002

SECURITY  HOLDERS

     At August 19, 2002 there were 14,936,457 shares our common stock outstanding which were held by approximately 523 stockholders of record. Such figure does not include 214,286 shares which have been authorized for issuance by our board of directors, but which have not yet been physically delivered.

DIVIDEND  POLICY

         We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

General

We specialize in conducting investigations and laboratory analysis of a wide variety of products to determine the cause and origin of product failures. Our primary customers consist of national insurance companies that are interested in subrogating claims to recover losses. Subrogation is a legal principle, which provides that, to the extent an insurer has paid for a loss, the insurer receives the policyholder's right to recover from any third party that caused the loss. We have accumulated a large database of known defective products that includes photos and other documentation that are used in their investigations. Additionally, we provide for the storage of evidence and derive revenues from the secure storage of materials.

On June 26, 2002, we changed our fiscal year end from the last day in February to December 31. We changed our fiscal year to conform to the fiscal year of our subsidiary, Diversified Product Investigations, Inc.

Results of Operations for the period ended December 31, 2002

Financial  Position

The total assets of the Company decreased from December 31, 2000 to December 31, 2001. Cash has decreased by approximately $109,000 due primarily to cash used in operations and equipment purchases, offset by the injection of cash from proceeds of the sale of common stock. Also, the cash balance was unusually high at December 31, 2000 due to cash proceeds from the sale of common stock being received just prior to year end. Additionally, the Company's current liabilities increased by approximately $138,000 due to cash flow issues along with timing of when certain liabilities were paid. The Company has continued to make regular payments on long-term debt and lease obligations and accordingly, these balances decreased during 2001.

     During March 2001, the Company underwent a reverse merger with a company which was essentially a shell company and had no significant operations. The reverse merger was essentially accounted for as a recapitalization of the Company. As part of this reverse merger, the Company issued 1,330,432 shares of common stock to certain professionals for their services. The statement of stockholders' (deficit) equity presented in the accompanying financial statements has been retroactively restated to reflect the Company's equity position as if the reverse merger had take place prior to the earliest period presented. Additionally, during 2001, the Company issued 642,857 shares of stock for just over $200,000 in cash. There were no other items effecting equity other than the Company's 2001 net loss.

Revenues  and  Expenses

Overall revenues increased approximately 20 percent during 2001. The Company attributes this increase to our continued marketing efforts resulting in an increase number of inspections. Despite this increase in revenues, operating expenses only increased approximately 3 percent primarily as a result of the Company's successful efforts to lower administrative expenses. Additionally, during 2001, the Company renegotiated its office and warehouse space lease agreement resulting in a $54,000 decrease in rent expense. The largest increase in operating expenses resulted in an increase in professional fees associated with the Company's regulatory filings. Various other operating expense accounts increased as expected due to the increase in volume of business. The Company's interest expense increased due to new long-term debt acquired by the Company at the end of 2000 resulting in a full year of interest expense in 2001.

Results of Operations  for the Six Month Period Ended June 30, 2002

Overview

The Company had net losses of $120,613 for the three months ended June 30, 2002 and had net losses of $191,947 for the sixth month period ended June 30, 2002 as compared to $251,698 for the six month period ended June 30, 2001. Since acquiring the shares of Investigations, the company has focused on conducting investigations and laboratory analysis of a wide variety of products to determine the "cause and origin" of product failures.

Financial Position

The total assets of the Company have remained relatively stable from December 31, 2001 to June 30, 2002. Cash has decreased somewhat due primarily to cash used in operations, offset by the injection of private placement funds from the sale of our common stock and proceeds of convertible debt. Accounts receivable have increased as expected based on our overall increase in revenues through June 30, 2002. Certain of the proceeds of the private placement funds were used to pay down the lines of credit resulting in their decrease from December 31, 2001. Total long-term debt of the Company has increased primarily as a result of the $200,000 in convertible debt received in 2002. During the six-months ended June 30, 2002, the Company issued 71,429 shares of stock for $25,000 in cash. Additionally, the Company issued 609,319 shares of stock valued at $140,143 to a company as a commitment fee related to an equity line of credit agreement and to an attorney for professional fees also related to this agreement. As these are costs associated with raising capital, the Company has presented the $140,143 as a reduction of equity pending future funding of the agreement.

Revenues  and  Expenses

Overall revenues have increased significantly for the three and six-months ended June 30, 2002 compared to the same periods in 2001. The Company attributes this increase to our continued marketing efforts resulting in an increase number of inspections. Overall salaries have increased for this period as a result of an increase in staff to perform the additional inspections along with routine cost of living salary adjustments. General and administrative expenses consist of rent, utilities, insurance, postage/shipping, advertising, professional fees and other similar type administrative expenses. Overall the Company's general and administrative expenses have decrease as a percentage of revenues during 2002 compared to 2001. This is primarily due to certain fixed costs (i.e. rent, utilities, etc.) remaining constant while variable costs increased with the increase in the Company's revenues. The Company's interest expense has increased significantly in 2002 compared to 2001 due primarily to interest costs associated with the convertible debt obtained during 2002.


Liquidity and Capital Resources

The financial condition, liquidity and capital resources of the Company should be assessed in context with the ability of the Company to continue as a going concern as discussed in the independent auditors' report for the fiscal year ended December 31, 2001.

The Company's operations have been funded primarily from the issuance of its Common Stock for cash and proceeds from convertible debt. This allowed the Company to continue its operations.

The Company anticipates that revenues will continue to be generated from the investigative and analysis services it provides and that such revenues will help to fund the current level of operations. Provided that revenues continue and/or additional funding is secured, the Company believes that it can meet its capital needs through the balance of the current calendar year. There can be no assurance that the Company will be successful in these efforts.

During April 2002, the Company entered into a subscription agreement with a company (the "Investor") in which the Company will receive up to $300,000 (in $100,000 tranches) from the Investor in return for a corresponding amount of convertible debentures and related warrants. Significant terms of the agreement are summarized as follows:

- The debentures may be converted at any time by the Investor at the lesser of (i) 110% of the average five closing bid prices during the five trading days prior to the issuance date or (ii) 75% of the average of the five lowest closing bid prices during the twenty trading days immediately prior to the conversion date.

- In the event all or any portion of the debentures are outstanding at the end of three years from the date of issuance, the debentures are subject to automatic conversion into Company stock based upon the conversion rate described above.

- The debentures shall pay 6% cumulative interest, payable in arrears at the time of each conversion, in cash or common stock of the Company, at the Company's option.

- The debentures are secured by 4,000,000 shares of the Company's common stock, which is currently owned by the Company's majority stockholders.

- Upon funding of the first tranche, the Company issued to the Investor warrants to purchase the resulting number of shares of the Company's stock that equals the total amount being funded in all three tranches, divided by the share price (five day average closing bid price prior to closing). The warrants will be exercisable for four years from the corresponding closing date of that tranche being funded, at 110% of the five day average closing bid price for the five trading days prior to the closing date of each funding tranche and will carry a cashless provision only at the option of the Company.

During April 2002, the Company received its first $100,000 tranche under the terms of the agreement. As a result of the conversion rates described above which allow for the conversion at a price less than the stock price at the date of the funding, and in accordance with provisions of the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rates, the Company recognized interest expense and increased additional paid-in capital by $27,250 related to these debentures at the date of funding. Additionally, in accordance with the terms of the agreement described above, the Company issued warrants to the Investor to purchase an additional 462,963 shares of stock at an exercise price of $0.2376. The Company estimated the value of these warrant to be $1,666 and, accordingly, the $100,000 convertible debt was discounted and additional paid-in capital was increased by this amount.

During June 2002, the Company received its second $100,000 tranche under the terms of the agreement. As a result of the conversion rates described above which allow for the conversion at a price less than the stock price at the date of the funding, and in accordance with provisions of EITF 98-5, the Company recognized interest expense and increased additional paid-in capital by $22,955 related to these debentures at the date of funding. Additionally, in accordance with the terms of the agreement described above, the Company issued warrants to the Investor to purchase an additional 462,963 shares of stock at an exercise price of $0.23. The Company estimated the value of these warrant to be $1,666 and, accordingly, the $100,000 convertible debt was discounted and additional paid-in capital was increased by this amount.

The third tranche of $100,000 shall be funded to the Company upon the effectiveness of the registration statement covering all common stock of the Company to be registered pursuant to the terms of the secured convertible debentures.

Also during April 2002, the Company entered into an equity line of credit investment agreement with the Investor which provides for the sale of the Company's stock. Subject to the Company's registration statement being declared effective and remaining effective along with the fulfillment of certain other terms and conditions contained in the agreement, the Investor is obligated to purchase up to $3,000,000 of the Company's common stock at a price of 85% of the average of the four lowest closing bid prices of the Company's common stock during the ten days subsequent to the date of the put notice. These purchases will be made via put notices issued at the Company's discretion and each single put notice shall not be less than $15,000 nor more than $150,000. Under the terms of the equity line of credit investment agreement the Company has agreed to issue 387,097 shares of the Company's common stock to the Investor as a commitment fee. Additionally, under the terms of the equity line of credit investment agreement, the Company issued warrants enabling the Investor to purchase 1,388,889 at an exercise price of $0.2376 per share, which is above the trading value of the stock at the date the warrants were issued. These warrants expire in April 2006. As of July 19, 2002, no such put notices have been made by the Company and, accordingly, no stock has been issued under the terms of the equity line of credit.

We believe that the net proceeds of our private placements together with our operating revenue will allow us to meet our working capital obligations for the next twelve months. As of September 15, 2002 we have received an aggregate of $200,000 from the sale of our convertible debentures of which approximately $109,000 was applied to legal and accounting services and $91,000 was applied to equipment purchases and debt retirement. We are primarily operating from funds generated from our operations and we expect our revenues to increase in the near future; specifically from the sale of our HomeCheck Safety program services. In order to expand our product services and revenue generating opportunities, we will likely require additional working capital. There can be no assurance that any additional financing will be available to us on acceptable terms, or at all.
                                      -17-

Management believes that the above-described actions will provide the Company with its immediate financial requirements to enable it to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.


We are not aware of any material trend, event or capital commitment, which would potentially adversely affect our liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of the Company's products, the competitive environment within the investigative services industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, economic conditions and the financial strength of the Company's customers and suppliers. Investors are directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

                                  THE COMPANY

(a) Corporate Background

     We were organized as Fairfax Group, Inc. under the laws of the State of Florida on April 23, 1998 as a wholly owned subsidiary of Fairfax Group, Inc., a Nevada corporation ("Fairfax Nevada"). On September 8, 1998, we became the successor corporation to a merger between Fairfax Nevada and Fairfax Group, Inc., a Florida corporation. Unless the context otherwise requires, all references to the "Company" "we" "our" and other similar terms means Fairfax Group, Inc., a Florida corporation.

     Fairfax Nevada was incorporated under the laws of the State of Nevada on March 9, 1982 as Resorts Marketing Unlimited, Inc. It was authorized to issue Twenty Five Million (25,000,000) shares of common stock, $0.001 par value. Since its inception, Fairfax Nevada never engaged in any substantive commercial business or other business operations. In June, 1995, Fairfax Nevada had a shareholder base of approximately 500 shareholders with approximately 2,050,000 shares outstanding.

     On July 11, 1995, Mr. Fred Keller, an individual, made his initial purchase of an aggregate of 1,800,000 shares from an aggregate of twelve Fairfax Nevada shareholders and, as a result, became the only affiliate shareholder out of the approximately 500 shareholders of Fairfax Nevada. In September 1995, Fred Keller, Trustee, Keller Trust, assigned certain judgments (the "Judgments") to Fairfax Nevada in Exchange for 4,000,000 shares of Fairfax Nevada valued at $100,000 or $0.025 per share issued to Fred Keller, an individual. Fairfax Nevada never successfully collected on the Judgments, and on February 24, 1998, Fairfax Nevada reassigned the Judgments to Fred Keller in exchange for $1,000 cash and Fred Keller making a $1,000 loan to Fairfax Nevada.

     As described above, on September 8, 1998, we merged with Fairfax Nevada and we are the successor corporation to the merger. The primary purpose of this merger was to redomicile Fairfax Nevada to the State of Florida in order for Fairfax Nevada to become a Florida corporation. Among other things, the plan of merger provided that each share of our Company's capital stock issued and outstanding prior to the merger, and each share of our Company's capital stock held in treasury prior to the merger, would cease to exist; and each share of Fairfax Nevada's capital stock issued and outstanding prior to the merger, and each share of the Fairfax Nevada's capital stock held in treasury prior to the merger, would cease to exist and be converted into an equal number of shares of our capital stock identical with the Fairfax Nevada shares being exchanged.

     On March 6, 2001, Fairfax Group, Inc., the Florida corporation, and Diversified Product Investigations, Inc., a Florida corporation, and the individual holders of the outstanding capital stock of Diversified Product Investigations, Inc. (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date. Pursuant to the Agreement, the Holders tendered all issued and outstanding shares of common stock of Diversified Product Investigations, Inc. in exchange for 10,332,420 Shares of common stock of Fairfax Group, Inc., the Florida Corporation. The reorganization was accounted for as a reverse acquisition.

     Simultaneously with the closing of the Reorganization, the then officer and director of the Company tendered his resignation in accordance with the terms of the Agreement. John Van Zyll, Ann M. Furlong, Marvin Stacy, Dean Madden and David Dowell were elected to serve on the Board of Directors of the Company (the "Board"). The Board subsequently appointed John Van Zyll as Chairman of the Board, President and Chief Executive Officer; Ann M. Furlong as Secretary; Dean Madden as Chief Financial Officer and Treasurer; and Marvin Stacy as Chief Operating Officer of the Company. The Company also announced approval of the amendment of its Articles of Incorporation in order to change the name of the Company from Fairfax Group, Inc. to Diversified Product Inspections, Inc.


     Prior to the reverse merger in March 2001, Diversified Product Inspections, Inc. ("Inspections") (then known as Fairfax Group, Inc.) had no significant business purpose other than to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating or development stage business which desired to become a reporting corporation under the Securities Exchange Act of 1934. Subsequent to the reverse merger, Inspections has acted solely as a holding company for Diversified Product Investigations, the operating company. It is management's intent to ultimately merge these two companies into one company named Diversified Product
Inspections, Inc. and to continue operating in the product investigation analysis industry.

Business

Our Company

     We specialize in conducting investigations and laboratory analysis of a wide variety of products to determine the cause and origin of product failures. Our primary customers consist of national insurance companies that are interested in subrogating claims to recover losses. Subrogation is a legal principle, which provides that, to the extent an insurer has paid for a loss, the insurer receives the policyholder's right to recover from any third party that caused the loss. We have accumulated a large database of known defective products that includes photos and other documentation that are used in their investigations. Additionally, we provide for the storage of evidence and derive revenues from the secure storage of materials.

     We currently provide investigative services for over 2,000 insurance adjusters in more than 40 states. At the present time we do not have any contractual agreements with any particular insurance company. Our services are provided on a case by case per their requests. Assignments are provided to us by the individual insurance adjusters who are directed to use our services by their management.

       We employ six (6) state-licensed Private Investigators who are trained as "Cause and Origin" investigators and six (6) laboratory technicians. Also, we offer pre-failure evaluations of structures, building materials and appliances.

     Since 1994, we have been concentrating almost exclusively on defective product investigations and we have accumulated a database of known defective products. Our current database has key identifiers for over 300,000 products, a library of over 200,000 photographs and documentation and hundreds of videos. Generally, we conduct an on-site forensic investigation to identify the products and materials involved in a claim loss and to determine the cause of the failure. For smaller items, we provide insurance adjusters with evidence collection kits and have the items shipped to our laboratories for testing. Also, we provide in-depth indoor air quality analysis to determine airborne contaminants that may be the causes of "sick" buildings.

     A crucial element of a subrogation claim is the maintenance of "chain of custody" of the defective item. We maintain secure facilities and our personnel are trained in procedures for the proper handling, storing and cataloging of the evidence so that it is available at time of trial.

Marketing

     We market our product by sponsoring seminars for major insurance companies and through our website located at dpi-inc.com. Our website provides information for consumers, the insurance industry and manufacturers. We provide our seminars at the offices of numerous insurance companies located throughout the United States. Our seminar presentations are geared towards insurance claim adjusters and our seminars include information about our company and information teaching the adjusters how to locate and obtain faulty defective items, which have created damage to the insured's residence. Our seminars also teach the adjusters how to best secure a particular item for inspection to be conducted by our company. At the time of the seminar training, the adjusters are equipped with an adjusters use kit. This kit contains an instruction booklet on how to use our services and it also contains the necessary materials for shipping pieces of evidence involved in claims, to our Tennessee location.

     In addition to our industry services, for the consumer, we provide a service called HomeCheckSafety.com. This is a way for the consumer to identify and remove recalled products from their home. When a consumer registers, items that are entered are monitored continuously. If at any time one or all of these items are recalled, the consumer is notified. Some consumers will have the added benefit of qualifying for a reduction in their homeowner rates as several major insurance companies are evaluating our service for future implementation.

     Also, we publish a monthly newsletter that appears on our website. Each newsletter features a particular hazard or defective product reports or official product recall notices.

Subrogation Claims

     Below are samples of some of the actual cases in which our investigations enabled the client be successful in their subrogation claim.

* Masonite Siding Class Action lawsuit. We were an expert witness in this lawsuit. We investigated and took samples from over 2,000 homes in 20 states. The lawsuit covered 13.9 million homes in the United States and resulted in a $4.3 billion class action settlement. (1995)

* Louisiana Pacific Class Action lawsuit regarding defective siding. We inspected 2,000 homes in 19 states. It was the defense's contention that the siding could not be positively identified once installed. We developed a method of positively identifying the product through visual inspection and demonstrated this during deposition. The result was a $750,000 class action settlement. (1997)

* Defective Battery Charger. A battery charger in California caused a fire in a strip mall causing heavy damage. We were able to positively identify the origin, cause and manufacturer. Reliance Insurance was able to subrogate a $1,000,000 claim.

* Ply-Gen (Hoover) vs. Pulte Home. Defective siding was installed in over 13,000 homes in Florida. Our investigations and lab analysis resulted in a $23.3 million settlement to the homeowners. (1997)

* Auto accident in Orlando. Driver stated that she had applied brakes, but that they did not work. An independent mechanic inspected the brake system and reported that it was properly functioning and that the driver was at fault. The insurance company hired us to inspect the brakes. Our lab was able to determine that the brake pad material had non-uniform wear characteristics that resulted in high and low spots. The braking friction of the pads was only 30% of their design specifications. The insurance company successfully subrogated the claim. The driver was found to be "not at fault", thus saving her from points on her license and an increase in her insurance premium.

* Lamborghini Automobile in Orlando that burned because of a failure of the rubber fuel lines. Our laboratory was able to determine that the rubber fuel lines were not defective. The owner had installed a high-pressure fuel pump that delivered a hydraulic pressure in excess of the fuel line manufacturer's recommendations. It was determined that the owner was at fault.

* Home is Kissimmee, Florida that was being consumed by mold. The builder and several engineering firms had been unable to determine the cause. Upon inspecting the home, we determined that there was a hidden water leak in the walls. The builder insisted that this was impossible, as the water to the home was turned off at the main. Our technicians quickly located the leak using ultrasonic equipment. The plumbing contractor had installed an unused icemaker line on the city side of the meter. This line was slightly pierced by a nail during drywall installation, causing saturation inside the walls and the mold growth throughout the home. It was determined that the plumbing contractor was at fault.

* Chevy Silverado burns in Orlando. We were able to determine that the cause and origin was a defect in the design of the dipstick for the transmission. The dipstick would eject under pressure, allowing transmission fluid to spray on the exhaust and cause fires. The insurance company was able to successfully subrogate the claim and GM has since corrected the problem.


Recent Events

     On February 14, 2002, we entered into a joint venture agreement with Internet Marketing Consortium ("IMC"), a company located in Pennsylvania. IMC is a multimedia marketing and network company and maintains a consortium of internet companies. Pursuant to the terms of the joint venture agreement, we and IMC agreed to share equally in a new venture to be named IMC-HC of which Beryl Wolk and John Van Zyll will serve as its directors. We intend to utilize the joint venture to market our services and products through IMC's network of internet members which Internet web sites will present our information and may create a co-branded series of pages or Internet banners. On April 1, 2002 we forwarded our letter of termination notice to IMC stating our decision that we will not move forward with the joint venture and no joint venture entity was ever formed.

    In April 2002, we entered into a subscription agreement with an investor to sell up to $300,000 of our 6% convertible debentures. Under the terms of the agreement, the investor is obligated to purchase three separate $100,000 principal amount debentures, subject to the our satisfying certain conditions described in the agreement. In connection with the sale of the debentures, we agreed to issue warrants to purchase 462,963 shares of our common stock at an exercise price of $.2376 per share. The warrants will be exercisable for four years from the date the debenture is funded. During April 2002, the Company issued its first $100,000 debenture under this agreement which debenture matures in April 2005 and is secured by 4,000,000 shares of common stock of the Company currently owned by our majority stockholders.

     Additionally, upon filing with the Commission our registration statement and pursuant to the terms of our 6% convertible debenture, we will receive $100,000, at which time we will issue the debenture holder a warrant to purchase 462,963 shares of our common stock at an exercise price of equal to 110% of the 5 day average closing bid price for the 5 trading days prior to the closing date of each funding. Finally, upon effectiveness by the Commission of our registration statement and pursuant to the terms of our 6% convertible debenture, we will receive $100,000, at which time we will issue the debenture holder a warrant to purchase 462,963 shares of our common stock at an exercise price of equal to 110% of the 5 day average closing bid price for the 5 trading days prior to the closing date of each funding.

     Also, during April 2002, we entered into an equity line of credit investment agreement with the investor which obligates the investor to purchase up to $3,000,000 of our common stock at a price of 85% of the average trading price, subject to our fulfillment of certain terms and conditions contained in the equity line of credit investment agreement. In connection with our equity line of credit, we agreed to issue the investor a warrant to purchase 1,388,889 shares of our common stock exercisable at $.2376 per share. We are not able to put shares to the investor pursuant to our equity line of credit until we have filed a registration statement with the Commission that has been declared effective. We have not yet filed a registration statement on Form SB-2.

Intellectual Property

     We currently hold a federal trademark registration from the United States Patent and Trademark Office (Reg. No: 2206610) for our Diversified Products Inspections, Inc. logo. We also maintain a registered domain name for our Internet Web site located at http://www.dpi-inc.com and http://www.homechecksafety.com.

Employees

     As of August 15, 2002, we have approximately twenty-five full time employees and four part time employees. We have never experienced a work stoppage and we believe that our employee relations are good. Our success depends to a large extent upon the continued services of our key managerial employees and investigators. The loss of such personnel could have a material adverse effect on our business and our results of operations.

Transfer  agent

     Our transfer agent is Interwest Transfer Co., 1981 East 4800 South, Salt Lake City, Utah 84117.

Legal Proceedings

    We are not a party to any litigation, and our management has no knowledge of any threatened or pending litigation against us.

Properties.

     We lease our facilities located at 3 East Main Street, Oak Ridge, Tennessee 37830 for use as our corporate headquarters. We entered into our lease commencing on March 14, 2000 for a period of thirty six months and currently pays a monthly rental fee of $17,500.00. We currently lease our office and warehouse under an agreement classified as an operating lease. Under the terms of the lease agreement, we are obligated to purchase the office and warehouse if we receive $3,000,000 in proceeds from a private placement offering. The purchase price will range from between $1,450,000 and $1,607,640, depending on the year the purchase takes place. This purchase obligation expires on December 31, 2004. We are currently negotiating for lower monthly rental fees. We believe that our leased properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


DIRECTORS AND EXECUTIVE OFFICERS

     The table below sets forth certain information with respect to our directors and executive officers as of August 15, 2002.

Name                   Age    Positions with the Company
------                 ---    --------------------------

John Van Zyll          61     Chairman of the Board, Chief Executive Officer

Marvin Stacy           68     Chief Operating Officer and Director

Ann M. Furlong         49     Secretary and Director

Warren Wankelman       58     Director and Vice President Marketing

Matt Walters           30     Director, Vice President and Chief Information
                              Officer

     All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Directors do not receive cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

     John Van Zyll currently serves as the Chairman of the Board and Chief Executive Officer. Mr. Van Zyll has served in this capacity since March 2001 and previously served in similar capacities with Diversified Product Investigations, Inc., our subsidiary since its formation in 1991. Mr. Van Zyll has over 10 years of construction and investigation experience. He is a member of the Southern Building Code Congress International and the National Fire Protection Association and is a licensed Private Investigator. He holds certificates from the National Association of Investigative Specialists with specialties in Insurance Claim Investigation and Advanced Fire Investigation Techniques. Mr. Van Zyll is considered an expert in the field of investigation and subrogation by the insurance industry and has conducted over 100 training seminars and trained over 1900 insurance adjusters.

     Marvin Stacy currently serves as our Director and Chief Operating Officer. Mr. Stacy has served in these capacities since March 2001 and previously served in similar capacities with Diversified Product Investigations, Inc., our subsidiary since 1991. Mr. Stacy has over 40 years of experience in all aspects of electrical and mechanical engineering and design. Mr. Stacy is also gifted as an investigator and is responsible for the operation of the laboratory. He has designed custom testing equipment and designs solutions for manufacturers to correct design flaws and shortcomings.

     Ann M. Furlong currently serves as our Director and Secretary. Ms. Furlong has served in these capacities since March 2001 and previously served in similar capacities with Diversified Product Investigations, Inc., our subsidiary since 1991. Ms. Furlong has over 29 years of experience as a professional manager and the owner and founder of several successful businesses. Ms. Furlong has provided the administrative and organizational expertise that has greatly contributed to DPI's success since its founding in 1991, including the compilation of the Company's proprietary database.

     Warren Wankelman currently serves as our Director and as the Director of Marketing. Mr. Wankelman has served in these capacities since March 2001 and previously served in similar capacities with Diversified Product Investigations, Inc., our subsidiary since 2001. Mr. Wankelman has over 25 years of experience in Sales/Marketing and Operations Management. From 1999 through January 2001 Mr. Wankelman served as a director of marketing for Saddlebrook, Inc, a home building company, located in Knoxville, Tennessee. From 1985 through 1999 Mr. Wankelman was the President of Wankelman-Swen Associates, Inc. which was a residential and commercial real estate sales marketing firm, located in Florida. A graduate of Northwestern University, Mr. Wankelman has consistently demonstrated effective marketing and management ability in a career of leadership positions, including Executive Vice President of Punta Gorda Isles, Inc., President and owner of Wankelman- Swen & Associates, Inc. and Director of Marketing for Saddlebrook, Inc. of Knoxville, Tennessee.

     Matt Walters currently serves as our Director and Chief Information Officer. Mr. Walters has served in this capacity since February 2000. From 1998 through 2000 Mr. Walters served as a contracted computer project manager for Phillips/Magnavox in Strawberry Plains, TN. From 1995 through 1998 Mr. Walters was a contracted management supervisor for Lockheed Martin, Tennessee and Pfizer Pharmaceuticals, New York. Mr. Walters has implemented various IT quality controls and security measures for us and is responsible for implementation of the HomeCheckSafety.com project as well as for our customer relationship management initiative. He is a graduate of Tusculum College with a BS in Organizational Management.

Executive Officers

     All of our executive officers also serve as our directors. The executive officers serve at the pleasure of our board of directors and our chief executive officer.

Involvement  In  Certain  Legal  Proceedings

      We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Executive Officers as executive officers of the Company through February 28, 2002 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three calendar years ended December 31st.

                                      -28-

         Annual  Compensation                Awards               Payouts
         -------------------                 ------               -------
Name  and                                   Restricted
Principal                                   Stock
Position(s)              Year    Salary($)  Bonus($)  Other($)        Awards(#  shares)
                                                    Compensation(**)
John Van Zyll, Chief      1999   21,599.63
Executive Officer         2000   34,505.00
                          2001   40,646.84              120,977         120,977 shares(2)
                          2002*   6,400.00


Marvin Stacy, Chief       1999   21,599.63
Operating Officer         2000   29,079.00
                          2001   41,136.55              120,977         120,977 shares(2)
                          2002*   6,400.00

Ann M. Furlong,           1999   21,599.63
Secretary                 2000   27,906.00
                          2001   40,502.00              120,977         120,977 shares(2)
                          2002*   6,400.00

*    Such figure represents payments made through February 28, 2002.
** During the original development of Diversified Product Inspections, the owners worked without compensation and often contributed financially to support its development. The additional shares received were compensation for that investment of time and financial support.

     (1) All other compensation includes certain health and life insurance benefits paid by the Company on behalf of its employee.

     (2) Such shares were issued as shares of Diversified Products
Investigations, Inc., our subsidiary, and were subsequently exchanged for shares of our common stock as part of the reverse merger.

 Each of the original owners of DPI invested personal funds over a 3-year period
( 1991, 1992, 1993 ) of an aggregate of approximately $ 70,000.  This money was taken from personal savings accounts, earned income from other jobs and from the sale of personal property.


Compensation of Directors

     During the fiscal year ending December 31, 2001, other than as described herein, no other officer or director received any type of compensation from our Company for serving as such. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Employee/Consultant Stock Compensation Plan

     We maintain an employee/consultant stock compensation plan (the "Plan") pursuant to which the maximum number of shares of common stock as to which awards may be granted is 1,400,000 shares. Our board of directors may increase the maximum number of shares of common stock as to which awards may be granted at such time as it deems advisable. Awards under the Plan may be granted only to our employees and consultants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this Report regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares, which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. In the registration statement of which this prospectus is a part, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.



                           Number  of  Shares  of             Percent of
                              Common  Stock                   Common Stock
                              Beneficially                    Beneficially
Name  of                     Owned  or  Right                 Owned or Right
Beneficial  Owner            to  Direct  Vote (1)            to Direct Vote (2)
----------------            ------------------             ------------------

John Van Zyll                    5,436,811                        38.5%

Marvin Stacy                     2,436,110                       17.25%

Ann M. Furlong                   2,436,811                       17.25%

Warren Wankelman                      -0-                           0

Matt Walters                        5,000                          (*)

All Executive Officers and
Directors  as a Group          10,314,732                           73%
(Five (5) persons)

--------------
(*) Represents less than one percent (1%) of the outstanding shares of our common stock.

     (1) Based upon 14,936,457 shares of our common stock issued and outstanding as of August 15, 2002. The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which such person or entity has the right to acquire within sixty days after August 15, 2002. The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such person of beneficial ownership of such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS RELATED TRANSACTIONS

     To the best of management's knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds
$60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

     During December 2001, we were advanced an aggregate of $18,000 from, Ann M. Furlong, one of our stockholders. This advance is non-interest bearing, and there are no stated repayment terms.


                            SELLING STOCKHOLDERS

     We are registering for offer and sale by the holders thereof 20,887,097 shares of our common stock held by certain stockholders which include (i) the shares underlying the warrants issued to Sofcon to purchase 2,777,778 shares of our common stock; (ii) up to 2,000,000 shares issuable to Sofcon upon the conversion of our 6% secured convertible debentures in the aggregate amount of $300,000; (iii) up to 15,500,000 shares that may be issued to Sofcon pursuant to our Equity Line Agreement; and (iv) 222,222 shares of our common stock presently outstanding and held by Joseph Larocco.

     The selling stockholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. None of the following selling stockholders has held any position or office with us, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible debentures and warrants. None of the selling stockholders are or are affiliates of broker-dealers.

     Based on information provided to us by the selling stockholders, the following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling stockholder.

     Under the securities purchase agreement, we will receive up to $300,000 from the selling stockholders, and they will receive in return a corresponding amount of our 12% secured convertible debentures and related warrants. The terms of the debentures provide for full payment on or before April 25, 2005, with interest of 6% per annum, which may be converted at any time at the lesser (i) 110% of the average of the five (5) closing bid prices during the five (5) trading days prior to the closing date or (ii) 75% of the average of the five
(5) lowest closing bid prices during the twenty (20) trading days immediately prior to the conversion date. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to at 110% of the 5-day average closing bid price for the 5 trading days prior to the closing date of each funding tranche. Under the related Registration Rights Agreement, we agreed to register all of the shares underlying such convertible debentures and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

     As of August 15, 2002, (i) $200,000 of the 6% convertible debentures have been issued, none of which have been converted, (ii) 925,926 of the warrants have been issued in connection with our debentures, (iii) 387,097 shares have been deemed issued as commitment shares in connection with our equity line of credit investment (iv) 1,388,889 shares of our warrants have been issued in connection with our equity line of credit investment agreement. None of the warrants have been exercised.

                                 Number of
                                  Shares                        Number of
                               Beneficially     Number of     shares owned      Percent
                                owned prior    shares being     after the     Beneficially
                                  to the        registered      offering      owned after
Name                           offering (1)   under offering(2)    (3)        offering (3)
-----------------------------  -------------  --------------  -------------  -------------
Joseph Larocco                     222,222        222,222            0              0
49 Locust Avenue, Suite 107
New Canaan, CT 06840

Sofcon Limited(4)               20,664,875     20,664,875            0              0
60 Market Square
Belize City, Belize


(1) We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit or upon the conversion of the debentures, in part, because the purchase price of the shares under the equity line of credit and the conversion price of the shares under the debentures will fluctuate based on prevailing market conditions and we have not determined the total amount of advances under the equity line of credit that we intend to draw. Therefore, the number of shares of common stock registered in connection with the equity line of credit and upon the conversion of debentures is based on our good-faith estimate of the maximum number of shares that we will issue with respect thereto based upon current market prices of our common stock. The number of shares of common stock available under the equity line of credit may be increased by any unused shares of common stock not used upon the conversion of debentures and the number of shares of common stock available pursuant to the conversion of debentures may be increased by any unused shares of common stock available under the Equity Line of Credit.

(2)The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

Under the terms of our 6% secured convertible debentures and the related warrants and our equity line of credit investment agreement and the related warrants, the debentures are convertible and the warrants are exercisable by any holder and we may only put shares to Sofcon only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by Sofcon and its affiliates (but not including shares of common stock underlying unconverted shares of debentures of unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

(3) Such figure assumes the sale of all of the shares offered by the selling stockholders.

(4) The named shareholder is a subsidiary of EIG Capital, Ltd., a Belize corporation. All investment decisions of EIG Capital, Ltd. are made by Jan Telander.

                            PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

- on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

-     in  privately-negotiated  transactions;

-     through  the  writing  of  options  on  the  shares;

-     short  sales;  or

-     any  combination  thereof.

The  sale  price  to  the  public  may  be:

-     the  market  price  prevailing  at  the  time  of  sale;

-     a  price  related  to  such  prevailing  market  price;

-     at  negotiated  prices;  or

-     such  other price as the selling stockholders determine from time to time.

     The shares may also be sold pursuant to Regulation S, however, if Sofcon sell shares under Regulation S, those shares would be restricted shares.

     The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. The provisions of Regulation M may restrict certain activities of Sofcon, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Under Regulation M, Sofcon or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while Sofcon is distributing shares covered by this prospectus. Accordingly, except as noted below, Sofcon is not permitted to cover short sales by purchasing shares while the distribution is taking place. Sofcon can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     Sofcon is an underwriter within the meaning of the Securities Act of 1933 in connection with the sale of common stock under our equity line of credit agreement. Sofcon will purchase stock from us at a purchase price of 85 percent of the average of the of the average of the four lowest closing bid prices of our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the ten consecutive trading days after the notice date. The 15 percent discount on the purchase of the common stock to be received by Sofcon will be an underwriting discount.

Amendment  and  Supplementation  Necessitated  by  Future  Sales.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.

OTHER  INFORMATION  REGARDING  FUTURE  SALES

     In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

     We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public. In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a prospectus supplement will be filed and distributed.

PAYMENT  OF  EXPENSES

     We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

                            DESCRIPTION OF SECURITIES

Authorized  Capital

     The total number of our authorized shares of stock is fifty million (50,000,000) shares of common stock with a par value of $.01 per share.

Common  Stock

     Our certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, $.01 value per share, of which 14,327,138 shares are issued and outstanding as of the date hereof.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

     Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Noncumulative  Voting

     Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Certificate of Incorporation

     Pursuant  to  Sections  607.0901(5) and 607.0902(5) of the Florida Business
Corporation Act, we have certain provisions in our articles of incorporation which have the effect of removing us from the purview of the control-share acquisition and affiliated transaction statutes promulgated under Sections
607.0901 and 607.0902 of the Florida Business Corporation Act and hence, the protections afforded by such statutes.

     Section 607.0901 of the Florida Business Corporation Act imposes limitations on the exercise of corporate control, directly or indirectly, by a beneficial owner of more than 10% of a corporation's outstanding voting stock (an "interested shareholder"). The corporation's "disinterested directors" as defined therein, or a supermajority of the corporation's shareholders (other than the interested shareholder and related parties) are required to approve certain business combinations and corporate transactions with the interested shareholder or any entity or individual controlled by the interested shareholder ("affiliated transaction"), unless certain statutory exemptions apply, or the corporation has opted out of the affiliated transactions statute. The stated purpose of the affiliated transactions statute is to assure that Florida shareholders who do not tender their shares in a hostile takeover offer receive a fair price for those shares in a second-step, freeze-out transaction. By removing us from the purview of Florida's affiliated transaction statute, the consideration received by selling shareholders in a "second-step" transaction could be less than the consideration received by the selling shareholders in the initial transaction.

     Section 607.0902 of the Florida Business Corporation Act denies corporate control to an acquirer of control shares by extinguishing the voting rights of shares of an "issuing public corporation", as defined therein, acquired in a "control share acquisition", as defined therein. Voting rights may be reinstated to the extent provided in a shareholders' resolution approved by (1) each class or series entitled to vote separately on the proposal by a majority Of all votes entitled to be cast by such class or series and (2) each class or series entitled to vote separately on the proposal by a majority of all votes entitled to be cast by such class or series, excluding all "interested shares" (ie., generally speaking, those shares that may be voted by or at the direction of a person who made a control-share acquisition or an officer or employee/director of the subject "issuing public corporation"). The acquisition of shares is not directly affected, only the voting rights attendant to control shares. Other shares of the same corporation that are owned or acquired by the same person are not affected.

     The stated purpose of the control share acquisitions statute is to protect Florida shareholders by affording them an opportunity to decide whether a change in corporate control is desirable. By removing the Company from the purview of Florida's control-share acquisition statute, shares of an "issuing public corporation" acquired pursuant to a control acquisition are not deemed to be "control- share acquisitions", which, in the Company's case, effectively denies non-management/affiliate shareholders an opportunity to approve or consent to an acquirer's purchase of such management or affiliate's stock pursuant to a business combination.

Warrants

     We have warrants outstanding to purchase 35,000 shares of our common stock exercisable at $2.00 per share. Such warrants expire on January 12, 2003. Our board of directors, in April 2001, authorized the issuance to two companies of two year warrants to purchase an aggregate of 375,000 shares of our common stock at an exercise price of $1.00 per share. Such warrants include provisions for a cashless exercise, but the warrants have not yet been physically issued to the warrant holders. Our outstanding warrants may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee.

Penny  Stock  Regulation

     If the market price of the our common stock, if a market for its common stock develops and is maintained, is or falls below $5.00 per share, then our common stock may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchange or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure scheduled prescribed by the commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

Reports  to  Stockholders

     We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we deem appropriate.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act,  and  will  be  governed  by  the  final  adjudication  of  such  issue.

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov.

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intend to file reports and other information with the Commission. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Diversified Product Inspections, Inc.,
Attention: Mr. John Van Zyll, 3 East Main Street Oak Ridge, TN 37830 or call us at (865)482-8480.

                                LEGAL  MATTERS

      The legality of the common stock included in this prospectus has been passed upon for us by the law offices of Seth A. Farbman, P.C., New York.

                                  EXPERTS

     The consolidated financial statements of Diversified Product Inspections, Inc. at December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Coulter & Justus, P.C., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      Diversified Product Inspections, Inc.

                        Consolidated Financial Statements

                          Year ended December 31, 2001


                                    CONTENTS

Report  of  Independent  Auditors                                  F-1

Audited  Consolidated  Financial  Statements

Consolidated  Balance  Sheets                                      F-2
Consolidated  Statements  of  Operations                           F-4
Consolidated  Statements  of  Stockholders'  (Deficit)  Equity     F-5
Consolidated  Statements  of  Cash  Flows                          F-6
Notes  to  Consolidated  Financial  Statements                     F-8

                         Report of Independent Auditors

The  Board  of  Directors
Diversified  Product  Inspections,  Inc.

We have audited the accompanying consolidated balance sheets of Diversified Product Inspections, Inc. ("Inspections", formerly Fairfax Group, Inc.) and its wholly-owned subsidiary, Diversified Product Investigations, Inc.
("Investigations") as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diversified Product Inspections, Inc. and subsidiary at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10, the Company's recurring losses and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/Coulter  &  Justus,  P.C.
                                        Knoxville,  Tennessee
                                        May  9,  2002

                      Diversified Product Inspections, Inc.

                           Consolidated Balance Sheets

                                                      DECEMBER  31
                                                      2001      2000

                                                    --------  --------
ASSETS
Current assets:
Cash                                                $ 46,016  $154,573
Accounts receivable, net of reserve for doubtful
 accounts of $17,000 at December 31, 2001 and 2000   104,841   101,349
Refundable income taxes                                5,214     5,214
Prepaid expenses and other current assets              2,323     6,379
                                                    --------  --------
Total current assets                                 158,394   267,515

Property and equipment:
Equipment, furniture & fixtures                      173,655   116,587
Vehicles                                              97,737    94,435
Leasehold improvements                                22,727    22,727
                                                    --------  --------
                                                     294,119   233,749
Less accumulated depreciation and amortization       119,359    49,957
                                                    --------  --------
Net property and equipment                           174,760   183,792

Other assets                                           4,400     4,400
                                                    --------  --------
Total assets                                        $337,554  $455,707
                                                    ========  ========

                                      F-2

See  accompanying  Notes to  Consolidated  Financial  Statements.


                                                            DECEMBER  31
                                                          2001          2000
                                                      ------------  ------------
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Lines of credit                                       $   123,929   $    73,092
Accounts payable and accrued expenses                     139,567        69,772
Accrued salaries                                           13,816        10,839
Advance from stockholder                                   18,000             -
Current portion of long-term debt                          16,517        15,717
Current portion of capital lease obligations               14,545        14,602
Other current liabilities                                       -         4,634
                                                      ------------  ------------
 Total current liabilities                                 326,374       188,656

Long-term debt, less current portion                       38,758        54,489
Capital lease obligations, less current portion                 -        14,546
                                                      ------------  ------------
Total liabilities                                         365,132       257,691

Stockholders' (deficit) equity:
Common stock: Par value--$0.01 per share Authorized
 shares--50,000,000
Issued and outstanding shares--14,255,709                 129,252       122,823
Additional paid-in capital                              1,403,343     1,209,757
Accumulated deficit                                    (1,560,173)   (1,134,564)
                                                      ------------  ------------
Net stockholders' (deficit) equity                        (27,578)      198,016
                                                      ------------  ------------
Total liabilities and stockholders' (deficit) equity  $   337,554   $   455,707
                                                      ============  ============

See  accompanying  Notes to  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.

                      Consolidated Statements of Operations




                                         YEAR  ENDED  DECEMBER  31
                                            2001         2000
                                         -----------  -----------
Revenues                                 $1,180,695   $  984,459

Operating expenses:
Salaries and related benefits               704,193      694,328
Rent                                        212,855      266,659
Administration                               93,253      155,288
Postage and shipping costs                   95,165       69,880
Utilities and telephone                      71,885       64,902
Travel and related costs                     31,658       64,078
Taxes, licenses and permits                  52,796       40,793
Depreciation and amortization                69,401       38,843
Professional fees                           106,030       33,712
Vehicle                                      33,393       32,149
Insurance                                    56,318       29,537
Advertising                                  24,935       25,945
Miscellaneous                                27,120       23,330
                                         -----------  -----------
Total operating expenses                  1,579,002    1,539,444
                                         -----------  -----------
Operating loss                             (398,307)    (554,985)

Other expense:
Interest expense                             27,302       14,777
Loss on disposal of equipment                     -        8,593
                                         -----------  -----------
Total other expenses                         27,302       23,370
                                         -----------  -----------
Loss before income taxes                   (425,609)    (578,355)

Income tax expense (benefit):
Current                                           -       (5,214)
Deferred                                          -       17,378
                                         -----------  -----------
Net income tax expense                            -       12,164
                                         -----------  -----------


Net loss                                 $ (425,609)  $ (590,519)
                                         ===========  ===========
Basic and diluted loss per common share  $    (0.03)  $    (0.04)
                                         ===========  ===========


See  accompanying  Notes  to  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.

            Consolidated Statements of Stockholders' (Deficit) Equity






                               NUMBER  OF                                        TOTAL
                                 SHARES               ADDITIONAL              STOCKHOLDERS'
                              ISSUED  AND   COMMON    PAID-IN    ACCUMULATED    EQUITY
                              OUTSTANDING   STOCK     CAPITAL      DEFICIT     (DEFICIT)
                              -----------  --------  ----------  ------------  ----------
Balance at January 1, 2000     13,612,852  $122,823  $1,209,757  $  (544,045)  $ 788,535
Net loss for 2000                       -         -           -     (590,519)   (590,519)
                              -----------  --------  ----------  ------------  ----------
Balance at December 31, 2000   13,612,852   122,823   1,209,757   (1,134,564)    198,016
Shares issued for cash            642,857     6,429     193,586            -     200,015
Net loss for 2001                       -         -           -     (425,609)   (425,609)
                              -----------  --------  ----------  ------------  ----------
Balance at December 31, 2001   14,255,709  $129,252  $1,403,343  $(1,560,173)  $ (27,578)
                              ===========  ========  ==========  ============  ==========






See  accompanying  Notes  to  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.

                      Consolidated Statements of Cash Flows




                                                     YEAR  ENDED  DECEMBER  31
                                                           2001        2000
OPERATING ACTIVITIES
Net loss                                                $(425,609)  $(590,519)
Adjustments to reconcile net loss to net cash
Used in operating activities:
Depreciation and amortization                              69,401      38,843
Provision for bad debts                                         -      26,543
Loss on disposal of equipment                                   -       8,593
Deferred income taxes                                           -      17,378
Changes in operating assets and liabilities:
Accounts receivable                                        (3,492)    (58,666)
Refundable income taxes                                         -      (5,214)
Prepaid expenses and other assets                           4,056     (10,779)
Accounts payable and accrued expenses                      69,795      59,642
Accrued salaries                                            2,977      99,245
Other liabilities                                          (4,634)    (10,792)
                                                        ----------  ----------
Net cash used in operating activities                    (287,506)   (425,726)

INVESTING ACTIVITIES
Purchases of property and equipment                       (60,369)    (79,314)

FINANCING ACTIVITIES
Advance from shareholder                                   18,000           -
Net proceeds from line of credit                           50,837      45,702
Principal payments on long-term debt and capital lease
 obligations                                              (29,534)    (25,223)
Proceeds from sale of common stock                        200,015     585,799
                                                        ----------  ----------
 Net cash provided by financing activities                 239,318     606,278
                                                        ----------  ----------

Net (decrease) increase in cash                          (108,557)    101,238

Cash at beginning of year                                 154,573      53,335
                                                        ----------  ----------
Cash at end of year                                     $  46,016   $ 154,573
                                                        ==========  ==========

See  accompanying  Notes  to  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.



                                                    YEAR  ENDED  DECEMBER  31
                                                           2001      2000
                                                          -------  --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                    $27,302  $ 14,777

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITY

Equipment purchases financed with financial institutions        -    48,550
Equipment purchases financed through capital lease
 obligations                                                    -    33,561
Issuance of common stock for accrued salaries                   -   386,681





See  accompanying  Notes  to  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001



1.  ACCOUNTING  POLICIES

DESCRIPTION  OF  BUSINESS

Diversified Product Inspections, Inc. ("Inspections") and its wholly-owned subsidiary, Diversified Product Investigations, Inc. (collectively referred to as the "Company") specialize in conducting investigations and laboratory analysis of a wide variety of products to determine the "cause and origin" of product failures. The Company's primary customers consist of national insurance companies that are interested in subrogating claims to recover losses. Subrogation is a legal principle, which provides that, to the extent an insurer has paid for a loss, the insurer receives the policyholder's right to recover from any third party that caused the loss. The Company has accumulated a large database of known defective products that includes photos and other documentation that are used in their investigations. The Company also provides storage of the evidence collected during the investigation, until it is requested by the customer to be disposed.

MAJOR  CUSTOMERS  AND  CREDIT  CONCENTRATION

The Company's largest customers are national insurance customers. Revenue from the Company's largest individual customers accounted for approximately 28.6%, 14.4%, 11.3% and 11.2% in 2001 and 34.9%, 25.6% and 11.4% in 2000 of total revenue.

REPORTING  ENTITY

The accompanying balance sheet and statements of operations and cash flows include the accounts of Diversified Product Investigations ("Investigations"), the accounting acquirer under the reverse merger discussed in Note 2, for all periods presented. The accompanying balance sheet and statements of operations and cash flows as of and for the year ended December 31, 2001 also include the accounts of Inspections for activity occurring subsequent to the reverse merger. The accompanying statements of stockholders' (deficit) equity has been retroactively restated to reflect the reverse merger as if it occurred prior to the earliest period presented.

FISCAL  YEAR-ENDS

Effective June 26, 2002, Inspections (the legal acquirer) changed its fiscal year end for financial statement purposes form the last day in February to December 31 to be consistent with Investigations (the accounting acquirer). As Inspections is only a holding company and has no significant operations, there was significant effect on the Company's operations.

                      Diversified Product Inspections, Inc.

1.     ACCOUNTING  POLICIES  (CONTINUED)

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements as of and for the year ended December 31, 2001 include the accounts of Diversified Product Inspections, Inc. and its wholly-owned subsidiary, Investigations. All intercompany balances and transactions have been eliminated.

REVENUE  RECOGNITION

The Company recognizes revenue when the earnings process is complete, which is typically after an investigation has been completed and the final written report has been submitted, reviewed and approved by management. Once the final report has been approved, the Company has no further obligation to the customer.

ACCOUNTS  RECEIVABLE

Three customers have accounts receivable balances greater than 10% of the total at December 31, 2001 and 2000. These customers account for 21.2%, 15.8% and 14.2% at December 31, 2001 and 29.4%, 23.3% and 10.2% at December 31, 2000. It
is  the  Company's  policy  not  to  require  collateral on accounts receivable.

PROPERTY  AND  EQUIPMENT

Property and equipment is carried at cost. Repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Equipment,  furniture  and  fixtures     3-7  years
Vehicles                                   5  years
Leasehold  improvements                    3  years

ESTIMATES

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

ADVERTISING  COSTS

Advertising  costs  are  expensed  as  incurred.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The fair value of the Company's financial instruments approximates their carrying value based upon the type and nature of the financial instruments.

                      Diversified Product Inspections, Inc.

2.     REORGANIZATION  AND  COMPANY  STOCK  TRANSACTIONS

During March 2001, Inspections, then named Fairfax Group, Inc., underwent a reverse merger which was accounted for as a recapitalization of Investigations. At the time of the merger, Fairfax Group, Inc. was essentially a shell company and had no significant operations. Although Inspections became the legal acquirer as part of this recapitalization, Investigations is considered the acquirer for accounting treatment purposes. As part of this reverse merger, the Company issued 1,330,432 shares of common stock to certain professionals for their services. The accompanying statement of stockholders' (deficit) equity has been retroactively restated to reflect the Company's equity position as if the reverse merger had taken place prior to the earliest period presented. Immediately after the reverse merger, Fairfax Group, Inc. changed its name to Diversified Product Inspections, Inc.

During April 2001, the Company issued 450,000 shares of common stock in exchange for $150,000 in cash. As part of this stock purchase agreement, the investor obtained stock warrants which allow for the purchase of 375,000 shares of common stock at an exercise price of $1 per share. These warrants expire in April 2003. Additionally, during April 2001, an existing stockholder exercised a warrant to purchase an additional 50,000 shares of stock for $15.

During September and October 2001, the Company received $50,000 for 142,857 shares of common stock. These shares have been authorized for issuance but not yet delivered. Additionally, during January 2002, the Company received another $25,000 for 71,429 shares of common stock.

Subsequent to year end, the Company also issued 222,222 shares of common to an attorney of the Company for fees associated with certain agreements discussed in
Note  9.

3.  LONG-TERM  DEBT  AND  LINES  OF  CREDIT

Long-term  debt  of  Investigations  is summarized as follows as of December 31:





                                                                  2001     2000
                                                                 -------  -------
Note payable, secured by a vehicle, due in monthly installments
of $597, including interest at 5.9%, through February 2003       $16,807  $21,127
Note payable, secured by a vehicle, due in monthly installments
 of $330, including interest at 11%, through November 2005        12,568   15,002
Note payable, secured by a vehicle, due in monthly installments
 of $333, including interest at 11%, through November 2005        12,658   15,109
Note payable, secured by a vehicle, due in monthly installments
 of $348, including interest at 11%, through November 2005        13,242   15,806
Long-term debt repaid                                                  -    3,162
                                                                 -------  -------
                                                                  55,275   70,206
Less portion classified as current                                16,517   15,717
                                                                 -------  -------
Long-term portion                                                $38,758  $54,489
                                                                 =======  =======

                      Diversified Product Inspections, Inc.

3.  LONG-TERM  DEBT  AND  LINES  OF  CREDIT  (CONTINUED)

Aggregate  maturities of long-term debt as of December 31, 2001, are as follows:

       2003     $16,517
       2004     16,111
       2005     12,115
       2006     10,532
             -----------
               $55,275
             ===========

The Company utilizes numerous credit cards with financial institutions as lines of credit. These credit cards accrue interest at varying rates of between 8.5% and 25.49% as of December 31, 2001. Maximum borrowings available under the existing credit cards as of December 31, 2001 was $148,100 ($24,171 unused). All of these credit cards are unsecured and require minimum monthly payments.

4.  LEASE  OBLIGATIONS

The Company leases certain equipment under agreements which are classified as capital leases. These agreements expire in 2003.

The Company also leases their office and warehouse, along with certain equipment, under agreements classified as operating leases. The Company has an agreement with the office and warehouse lessor in which the Company is obligated to purchase the office and warehouse if the Company receives $3,000,000 in proceeds from a private placement offering. The purchase price will range from $1,500,750 to $1,607,640, depending on the year the purchase takes place. This purchase obligation expires on December 31, 2004.

Future minimum payments for leases, by year and in the aggregate, consist of the following as of December 31, 2001:
                                   OPERATING     CAPITAL
                                  ----------------------

2003                                $213,624     $15,004
2004                                 210,604           -
2005                                 217,500           -
2006                                 217,500           -
                                  -----------------------
Total  minimum  lease  payments     $859,228      15,004
                                  ============
Amount  representing  interest                       459
                                              -----------
Present  value  of  net  minimum lease payments  $14,545
                                              ===========

Property and equipment includes the following amounts for capital leases as of December 31:

                                     2001        2000
                                 -----------------------
Equipment                          $44,075     $44,075
Less  accumulated  amortization     31,024      14,580
                                 -----------------------
                                   $13,051     $29,495
                                 =======================

                      Diversified Product Inspections, Inc.

Amortization of these assets, computed by the straight-line method over the lesser of the life of the asset or the term of the lease, is included in depreciation and amortization expense.

5.  INCOME  TAXES

For tax purposes the Company has net operating loss ("NOL") carryovers which are available to offset future taxable income. These NOL carryovers expire as follows:

                                 NOL  CARRYOVER
                        ---------------------------------
YEAR         YEAR  OF
GENERATED   EXPIRATION    PARENT   SUBSIDIARY    TOTAL
---------------------------------------------------------

1995               2010  $ 10,943  $         -  $ 10,943
1996               2011     1,704            -     1,704
1997               2012     1,979            -     1,979
1998               2018    99,100            -    99,100
1999               2019   109,818            -   109,818
2000               2020   108,787      184,868   293,655
2001               2021         -      308,897   308,897
                         ---------------------------------
                          332,331    $ 493,765  $826,096
                         =================================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows as of December 31:

                                                        2001        2000
                                                     ----------  ----------
Deferred tax assets:
NOL carryovers                                       $ 313,586   $ 173,222
Expenses not currently deductible                      171,328      33,559
Reserve for doubtful accounts                            6,453       6,453
Other                                                      437         437
                                                     ----------  ----------
                                                       491,804     213,671
Valuation allowance for deferred tax assets           (487,338)   (201,981)
                                                     ----------  ----------
Net deferred tax assets                                  4,466      11,690
Deferred tax liability - tax over book depreciation      4,466      11,690
                                                     ----------  ----------
Net deferred tax assets                              $       -   $       -
                                                     ==========  ==========

The valuation allowance was increased by $285,357 in 2001 and $167,238 in 2000 due to increases in deferred tax assets for which realization was not assured.


                      Diversified Product Inspections, Inc.

             Notes to Consolidated Financial Statements (continued)



6.     LOSS  PER  SHARE  DATA

Basic loss per share assumes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common stock outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon the exercise of stock warrants, using the treasury stock method of computing such effects and contingent shares, or conversion of convertible debt. As a result of the Company's losses, the effect of the outstanding stock warrants and convertible debt has an antidilutive effect and there is no diluted loss per share.

The following table sets forth the computation of basic loss per share for the year ended December 31:

                                      2001           2000
                               ------------------------------

Net  loss                      $   (425,609)  $   (590,519)
Average  shares  outstanding     13,997,467     13,612,852
                               ------------------------------
Basic  loss  per  share        $      (0.03)  $      (0.04)
                               ==============================

7.     RELATED  PARTY  TRANSACTION

During December 2001, the Company was advanced $18,000 from a stockholder of the Company. This advance is noninterest bearing, and there are no stated repayment terms.

8.     CONTINGENCIES

The Company is currently in dispute with an attorney regarding approximately $40,000 in billed professional fees, which the Company contends it does not owe. The ultimate outcome of this matter is not presently determinable and accordingly, no amounts have been recorded in the accompanying financial statements.

9.     SUBSEQUENT  EVENTS

During April 2002, the Company entered into a subscription agreement with a company (the "Investor") in which the Company will receive up to $300,000 (in $100,000 tranches) from the Investor in return for a corresponding amount of convertible debentures and related warrants. Significant terms of the agreement are summarized as follows:

- The debentures may be converted at any time by the Investor at the lesser of (i) 110% of the average five closing bid prices during the five trading days prior to the issuance date or (ii) 75% of the average of the five lowest closing bid prices during the twenty trading days immediately prior to the conversion date.
- In the event all or any portion of the debentures are outstanding at the end of three years from the date of issuance, the debentures are subject to automatic conversion into Company stock based upon the conversion rate described above.
- The debentures shall pay 6% cumulative interest, payable in arrears at the time of each conversion, in cash or common stock of the Company, at the Company's option.

                      Diversified Product Inspections, Inc.

9.  SUBSEQUENT  EVENTS  (CONTINUED)

- The debentures are secured by 4,000,000 shares of the Company's common stock, which is currently owned by the Company's majority stockholders.

- Upon funding of the first tranche, the Company issued to the Investor warrants to purchase the resulting number of shares of the Company's stock that equals the total amount being funded in all three tranches, divided by the share price (five day average closing bid price prior to closing). The warrants will be exercisable for four years from the corresponding closing date of that tranche being funded, at 110% of the five day average closing bid price for the five trading days prior to the closing date of each funding tranche and will carry a cashless provision only at the option of the Company.

During April 2002, the Company received its first $100,000 tranche under the terms of the agreement. As a result of the conversion rates described above which allow for the conversion at a price less than the stock price at the date of the funding, and in accordance with provisions of the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rates, the Company recognized interest expense and increased additional paid-in capital by $27,250 related to these debentures at the date of funding. Additionally, in accordance with the terms of the agreement described above, the Company issued warrants to the Investor to purchase an additional 462,963 shares of stock at an exercise price of $0.2376. The Company estimated the value of these warrant to be $1,666 and accordingly, the $100,000 convertible debt was discounted and additional paid-in capital was increased by this amount.

The second tranche of $100,000 shall be funded to the Company by the Investor upon the filing of a registration statement for this offering and the equity line of credit agreement described below with the Securities and Exchange Commission. The third tranche of $100,000 shall be funded to the Company upon the effectiveness of the registration statement covering all common stock of the Company to be registered pursuant to the terms of the secured convertible debentures.

Also, during April 2002, the Company entered into an equity line of credit investment agreement with the Investor which provides for the sale of the Company's stock. Subject to the Company's registration statement being declared effective and remaining effective along with the fulfillment of certain other terms and conditions contained in the agreement, the Investor is obligated to purchase up to $3,000,000 of the Company's common stock at a price of 85% of the average of the four lowest closing bid prices of the Company's common stock during the ten days subsequent to the date of the put notice. These purchases will be made via put notices issued at the Company's discretion and each single put notice shall not be less than $15,000 nor more than $150,000. Under the terms of the equity line of credit investment agreement the Company has agreed to issue 387,097 shares of the Company's common stock to the Investor as a commitment fee. Additionally, under the terms of the equity line of credit investment agreement, the Company issued warrants enabling the Investor to purchase 1,388,889 at an exercise price of $0.2376 per share, which is above the trading value of the stock at the date the warrants were issued. These warrants expire in April 2006. As of May 9, 2002, no such put notices have been made by the Company and, accordingly, no stock has been issued under the terms of the equity line of credit.

                      Diversified Product Inspections, Inc.

10.    GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company had net losses of $425,609 in 2001 and $590,519 in 2000. This factor, among others, may indicate the Company will be unable to continue as a going concern for a reasonable period of time. Management recognizes the Company must achieve profitable operations and generate additional funds in order to continue as a going concern. The Company has previously successfully raised capital to fund its operations and the Company anticipates raising additional capital as discussed in Note 9.

                          Index to Interim Financial Statements



Condensed  Consolidated  Balance Sheets                                      F-2
Condensed  Consolidated  Statements  of  Operations                          F-3
Condensed  Consolidated  Statements  of  Cash  Flows                         F-4
Notes  to  Condensed  Consolidated  Financial  Statements                    F-5

                      Diversified Product Inspections, Inc.

                      Condensed Consolidated Balance Sheets


                                                      June 30        December 31
2001
----------------------------
                                                    (Unaudited)
Assets
Current  assets:
 Cash                                               $   25,833      $   46,016
 Accounts  receivable,  net                            192,623         104,841
 Refundable  income  taxes                               5,214           5,214
 Prepaid  expenses  and  other  current  assets          2,723           2,323
                                                    ----------------------------
Total  current  assets                                 226,393         158,394

Property  and  equipment:
 Equipment,  furniture  &  fixtures                    173,655         173,655
 Vehicles                                               97,737          97,737
 Leasehold  improvements                                22,727          22,727
                                                    ----------------------------
                                                       294,119         294,119
 Less  accumulated  depreciation  and  amortization   (154,079)       (119,359)
                                                    ----------------------------
Net  property  and  equipment                          140,040         174,760

Other                                                    4,400           4,400
                                                    ----------------------------
Total  assets                                        $ 370,833      $  337,554
                                                    ============================

Liabilities  and  stockholders'  deficit
Current  liabilities:
 Lines  of  credit                                  $   83,520      $  123,929
 Accounts  payable  and  accrued  expenses             147,189         139,567
 Accrued  salaries                                      13,816          13,816
 Advance  from  stockholder                             16,000          18,000
 Current  portion  of  long-term  debt                  15,451          16,517
 Current  portion  of  capital  lease  obligations       7,175          14,545
                                                    ----------------------------
Total  current  liabilities                            283,151         326,374

Long-term  debt,  less  current  portion                32,002          38,758
Convertible  debt,  net  of  discount  of $3,332       196,668               -
                                                    --------------------------
Total  liabilities                                     511,821         365,132

Stockholders'  deficit:
 Common  stock,  par  value  $0.01, authorized
  50,000,000  shares,  issued  and  outstanding
  14,936,457  in  2002  and  14,255,709 in 2001        136,059         129,252
 Additional  paid-in  capital                        1,615,216       1,403,343
 Accumulated  deficit                               (1,752,120)     (1,560,173)
 Less deferred stock issuance costs                   (140,143)              -
                                                    ----------------------------
Total  stockholders'  deficit                         (140,988)        (27,578)
                                                    ----------------------------
Total  liabilities  and  stockholders'  deficit     $  370,833     $   337,554
                                                    ============================

See  accompanying  Notes  to  Condensed  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.

           Condensed Consolidated Statements of Operations (Unaudited)


                                    Three Months Ended       Six Months Ended
                                          June 30                 June 30
                                    2002          2001        2002       2001
                                 ------------------------ --------------------

Revenues                         $ 522,200     $ 269,594   $ 890,262  $ 485,023

Operating  expenses:
 Salaries                          243,690       158,000     440,488    316,220
 Depreciation                       17,361        17,922      34,720     31,310
 General  and administrative       322,256       196,114     535,712    383,171
                                 ------------------------ ---------------------
Total  operating expenses          583,307       372,036   1,010,920    730,701
                                 ------------------------ ---------------------

Operating  loss                    (61,107)     (102,442)   (120,658)  (245,678)

Other  income  (expense):
 Other  income                           -         3,381           -      9,605
 Other  expense                          -             -           -     (2,554)
 Interest  expense                 (59,506)       (6,993)    (71,289)   (13,071)
                                 ------------------------ ---------------------
Net  other  income (expense)       (59,506)       (3,612)    (71,289)    (6,020)
                                 ------------------------ ---------------------

Net  loss                        $(120,613)    $(106,054)  $(191,947) $(251,698)
                                 ======================== =====================

Basic  net  loss  per share         $(0.01)       $(0.01)     $(0.01)    $(0.02)
                                 ======================== =====================

See  accompanying  Notes  to  Condensed  Consolidated  Financial  Statements.

                      Diversified Product Inspections, Inc.

            Condensed Consolidated Statements of Cash Flows (Unaudited)

                                              SIX MONTHS ENDED JUNE 30
                                                   2002        2001
                                              ------------------------
OPERATING ACTIVITIES
Net loss                                        $(191,947)  $(251,698)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                      34,720      31,310
Interest expense on convertible debt issued at
 a conversion rate below market value              50,205           -
Changes in operating assets and liabilities:
Accounts receivable                               (87,782)        (80)
Prepaid expenses and other assets                    (400)       (392)
Accounts payable and accrued expenses               7,622      40,772
Accrued salaries                                        -         981
Other current liabilities                               -      (4,634)
                                              ------------------------
Net cash used in operating activities            (187,582)   (183,741)

INVESTING ACTIVITIES
Purchases of property and equipment                     -     (57,489)

FINANCING ACTIVITIES
Payment on shareholder advance                     (2,000)          -
Net payments on line of credit                    (40,409)          -
Proceeds from convertible debt                    200,000           -
Principal payments of long-term debt
 and capital lease obligation                     (15,192)    (11,563)
Proceeds from sale of common stock                 25,000     150,000
                                              ------------------------
Net cash provided by financing activities         167,399     138,437

Net decrease in cash                              (20,183)   (102,793)

Cash at beginning of period                        46,016     154,573
                                              ------------------------
Cash at end of period                           $  25,833   $  51,780
                                              ========================
SUPPLEMENTAL  DISCLOSURE  OF  CASH
FLOW  INFORMATION

Cash paid for interest during the period        $  21,084   $  13,071
                                              ========================

See  accompanying  Notes  to  Condensed  Consolidated  Financial  Statements.


                      Diversified Product Inspections, Inc.

NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS  (UNAUDITED)

1.  BASIS  OF  PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Diversified Products Inspections, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and six-month periods ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

The condensed consolidated financial statements include the accounts of Diversified Product Inspections, Inc. and its wholly owned subsidiary, Diversified Product Investigations, Inc. ("Investigations"). All inter-company balances and transactions have been eliminated.

The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and formats required by accounting principles generally accepted in the United States of America for complete financial statements.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended February 28, 2002.

2.     CHANGE  IN  FISCAL  YEAR-END

Effective June 26, 2002, Diversified Product Inspections, Inc., the parent holding company, changed its fiscal year-end from the last day in February to December 31 to correspond with the fiscal year-end of Investigations, its subsidiary operating company. Accordingly, these interim financial statements reflect the change in fiscal year-end.

3.     COMPANY  STOCK  TRANSACTIONS

During January 2002, the Company received $25,000 for 71,429 shares of common stock.

The Company has outstanding stock warrants to a stockholder which allow for the purchase of 375,000 shares of the Company's stock at an exercise price of $1 per share.

As discussed in Note 4, the Company issued 387,097 shares of common stock to a company as a commitment fee related to an equity line of credit agreement. Additionally, the Company issued 222,222 shares of common stock to an attorney for fees associated with this agreement. As these represent costs associated with raising capital, the Company has presented the $140,143 as a reduction of equity pending future funding under this agreement.

                      Diversified Product Inspections, Inc.

NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL STATEMENTS (CONTINUED) (UNAUDITED)



4.  CONVERTIBLE  DEBT  AND  EQUITY  LINE  OF  CREDIT  AGREEMENT

During April 2002, the Company entered into a subscription agreement with a company (the "Investor") in which the Company will receive up to $300,000 (in $100,000 tranches) from the Investor in return for a corresponding amount of convertible debentures and related warrants. Significant terms of the agreement are summarized as follows:

- The debentures may be converted at any time by the Investor at the lesser of (i) 110% of the average five closing bid prices during the five trading days prior to the issuance date or (ii) 75% of the average of the five lowest closing bid prices during the twenty trading days immediately prior to the conversion date.

- In the event all or any portion of the debentures are outstanding at the end of three years from the date of issuance, the debentures are subject to automatic conversion into Company stock based upon the conversion rate described above.

- The debentures shall pay 6% cumulative interest, payable in arrears at the time of each conversion, in cash or common stock of the Company, at the Company's option.

- The debentures are secured by 4,000,000 shares of the Company's common stock, which is currently owned by the Company's majority stockholders.

- Upon funding of the first tranche, the Company issued to the Investor warrants to purchase the resulting number of shares of the Company's stock that equals the total amount being funded in all three tranches, divided by the share price (five day average closing bid price prior to closing). The warrants will be exercisable for four years from the corresponding closing date of that tranche being funded, at 110% of the five day average closing bid price for the five trading days prior to the closing date of each funding tranche and will carry a cashless provision only at the option of the Company.

During April 2002, the Company received its first $100,000 tranche under the terms of the agreement. As a result of the conversion rates described above which allow for the conversion at a price less than the stock price at the date of the funding, and in accordance with provisions of the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 98-5 ("EITF 98-5"), Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rates, the Company recognized interest expense and increased additional paid-in capital by $27,250 related to these debentures at the date of funding. Additionally, in accordance with the terms of the agreement described above, the Company issued warrants to the Investor to purchase an additional 462,963 shares of stock at an exercise price of $0.2376. The Company estimated the value of these warrant to be $1,666 and, accordingly, the $100,000 convertible debt was discounted and additional paid-in capital was increased by this amount.

During June 2002, the Company received its second $100,000 tranche under the terms of the agreement. As a result of the conversion rates described above which allow for the conversion at a price less than the stock price at the date of the funding, and in accordance with provisions of EITF 98-5, the Company recognized interest expense and increased additional paid-in capital by $22,955 related to these debentures at the date of funding. Additionally, in accordance with the terms of the agreement described above, the Company issued warrants to the Investor to purchase an additional 462,963 shares of stock at an exercise price of $0.23. The Company estimated the value of these warrant to be $1,666 and, accordingly, the $100,000 convertible debt was discounted and additional paid-in capital was increased by this amount.

                      Diversified Product Inspections, Inc.

NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL STATEMENTS (CONTINUED) (UNAUDITED)

4.  CONVERTIBLE  DEBT  AND  EQUITY  LINE  OF  CREDIT  AGREEMENT  (CONTINUED)

The third tranche of $100,000 shall be funded to the Company upon the effectiveness of the registration statement covering all common stock of the Company to be registered pursuant to the terms of the secured convertible debentures.

Also during April 2002, the Company entered into an equity line of credit investment agreement with the Investor which provides for the sale of the Company's stock. Subject to the Company's registration statement being declared effective and remaining effective along with the fulfillment of certain other terms and conditions contained in the agreement, the Investor is obligated to purchase up to $3,000,000 of the Company's common stock at a price of 85% of the average of the four lowest closing bid prices of the Company's common stock during the ten days subsequent to the date of the put notice. These purchases will be made via put notices issued at the Company's discretion and each single put notice shall not be less than $15,000 nor more than $150,000. Under the terms of the equity line of credit investment agreement the Company has agreed to issue 387,097 shares of the Company's common stock to the Investor as a commitment fee. Additionally, under the terms of the equity line of credit investment agreement, the Company issued warrants enabling the Investor to purchase 1,388,889 at an exercise price of $0.2376 per share, which is above the trading value of the stock at the date the warrants were issued. These warrants expire in April 2006. As of July 19, 2002, no such put notices have been made by the Company and, accordingly, no stock has been issued under the terms of the equity line of credit.

5.     COMMITMENTS  AND  CONTINGENCIES

The Company currently leases its office and warehouse under an agreement classified as an operating lease. Under the terms of the lease agreement, the Company is obligated to purchase the office and warehouse if the Company receives $3,000,000 in proceeds from a private placement offering. The purchase price will range from between $1,500,750 and $1,607,640, depending on the year the purchase takes place. This purchase obligation expires on December 31, 2004.

6.     LOSS  PER  SHARE  DATA

Basic loss per share assumes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common stock outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon the exercise of stock warrants, using the treasury stock method of computing such effects and contingent shares, or conversion of convertible debt. As a result of the Company's losses, the effect of the outstanding stock warrants and convertible debt has an antidilutive effect and there is no diluted loss per share.

                      Diversified Product Inspections, Inc.

NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL STATEMENTS (CONTINUED) (UNAUDITED)



6.     LOSS  PER  SHARE  DATA  (CONTINUED)

The following table sets forth the computation of basic loss per share for the periods indicated:

                                 THREE MONTHS ENDED              SIX MONTHS ENDED
                                       JUNE 30                       JUNE 30
                                  2002           2001         2002              2001
                               --------------------------   --------------------------

Net  loss                       $  (120,613)  $ (106,054)     $  (191,947)  $ (251,698)

Average  shares  outstanding     14,784,127   13,612,852       14,578,071   13,612,852
                               --------------------------   --------------------------
Basic  loss  per  share         $     (0.01)  $    (0.01)     $     (0.01)  $    (0.02)
                               ==========================   ==========================

7.     GOING  CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's continuing losses, among other things, may indicate the Company will be unable to continue as a going concern for a reasonable period of time. Management recognizes the Company must return to profitable operations and generate additional funds in order to continue as a going concern. The Company has previously successfully raised capital to fund its operations and the Company anticipates raising additional capital as discussed in Note 4.

-------------------------------------------------  ---------------------------------------
     YOU SHOULD RELY ONLY ON THE INFORMATION
 CONTAINED IN THIS DOCUMENT.  WE HAVE NOT
 AUTHORIZED ANYONE TO PROVIDE YOU WITH
 INFORMATION THAT IS DIFFERENT.  THIS DOCUMENT
 MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE
 SECURITIES.  THE INFORMATION IN THIS DOCUMENT
 MAY ONLY BE ACCURATE ON THE DATE OF THIS
 DOCUMENT.

      ADDITIONAL RISKS AND UNCERTAINTIES NOT
 PRESENTLY KNOWN OR THAT ARE CURRENTLY DEEMED
 IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS
 OPERATIONS.  THE RISKS AND UNCERTAINTIES
 DESCRIBED IN THIS DOCUMENT AND OTHER RISKS AND
 UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE     DIVERSIFIED PRODUCT INSPECTIONS, INC.
 WILL HAVE A GREATER IMPACT ON THOSE WHO
 PURCHASE OUR COMMON STOCK.  THESE PURCHASERS
 WILL PURCHASE OUR COMMON STOCK AT THE MARKET       DISTRIBUTION OF 20,887,097 SHARES OF
 PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND                  COMMON STOCK
 WILL RUN THE RISK OF LOSING THEIR ENTIRE
 INVESTMENT.
                                                               _______________

                                                                  PROSPECTUS
                                                               ________________


                                                                _____________, 2002

-------------------------------------------------  ---------------------------------------

Dealer Prospectus Delivery Obligation

     Until _______ 2002 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

     SEC  registration  fee                  $   348.92
     Printing  and  engraving  expenses      $  3000.00
     Accounting  fees  and  expenses         $10,000.00
     Attorneys'  fees  and  expenses         $50,000.00
     Transfer  agent's  fees  and  expenses  $   500.00
     Miscellaneous                           $   500.00

          Total                              $64,348.92

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's stockholders.

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

     In January and February 2000, the Company sold 241,900 shares of common stock for $440,660 pursuant to Regulation D, Rule 504. In the third quarter 2000 the Company sold 43,300 shares of common stock for $93,250 pursuant to Regulation D, Rule 504.

     During 2000, the Company sold 325,920 shares of stock to various individuals and companies. As part of the stock purchase agreement, one of the new stockholders obtained stock warrants which allow for the purchase of 12,500 shares of common stock of the Company at a price of $0.01 per share. These warrants expire on July 13, 2003. Additionally, another new stockholder obtained stock warrants which allow for the purchase of 50,000 shares of common stock at a price of $0.0001 per share. These warrants were subsequently exercised in full. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In November 2000, the Company converted a total of $362,932 in accrued salaries and expenses into 362,931 shares of common stock of the Company. On October 1, 2000, the Company entered into a one-year employment agreement with a key employee in which this employee earns 6,250 shares of common stock per month, in lieu of salary. During 2000, the Company recognized salary expense of $18,750 and issued 18,750 shares of common stock related to this arrangement. Additionally, during 2000, the Company entered into an arrangement with another key employee in which this employee earns 5,000 shares of common stock per year for five years, at which time the employee will receive an additional 50,000 shares. During 2000, the Company recognized salary expense of $5,000,and issued 5,000 shares of common stock related to this arrangement. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     During December 2000, the Company, then named Fairfax Group, Inc. issued 10,000,000 shares of common stock to the then new majority stockholder in exchange for consulting services. At this same time, the then new majority stockholder agreed to assume and discharge $321,784 in related party debts of the Company. This amount was recorded as a reduction of stockholder notes payable and an increase in additional paid-in capital. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

        In March 2000, Shoe Krazy, Inc. issued 9,241,900 shares of its common stock to acquire all the issued and outstanding shares of the Company in a reverse merger. On or about February 28, 2001, this acquisition was rescinded and the original agreement was voided, canceled and terminated and declared null and void ab initio.

     In March 2001, the Company issued 10,332,420 shares of restricted common stock to acquire all of the issued and outstanding common stock of Investigations in a reverse merger which was accounted for as a recapitalization of Investigations. Immediately thereafter, Fairfax Group, Inc. changed its name to Diversified Product Inspections, Inc. As part of this reorganization, the then new majority stockholder relinquished his 14,200,000 shares of common stock owned. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     During April 2001, the Company issued 450,000 shares of common stock in exchange for $150,000 in cash. As part of this stock purchase agreement, the investor obtained stock warrants which allow for the purchase of 300,000 shares of common stock at an exercise price of $1 per share. These warrants expire in April 2003. Additionally, during April 2001, an existing stockholder exercised a warrant to purchase an additional 50,000 shares of stock for $15. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In September 2001 the Company issued 142,857 shares of common stock for a cash purchase price of $.35 for an aggregate purchase price of $50,000. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2002 the Company issued 71,429 shares of common stock for a cash purchase price of $.35 for an aggregate purchase price of $25,000. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2002, we entered into a subscription agreement with an investor to sell up to $300,000 of our 6% convertible debentures. Under the terms of the agreement, the investor is obligated to purchase three separate $100,000 principal amount debentures, subject to the our satisfying certain conditions described in the agreement. In connection with the sale of the debentures, we agreed to issue warrants to purchase 462,963 shares of our common stock at an exercise price of $.2376 per share. The warrants will be exercisable for four years from the date the debenture is funded. During April 2002, the Company issued its first $100,000 debenture under this agreement which debenture matures in April 2005 and is secured by 4,000,000 shares of common stock of the Company currently owned by our majority stockholders. In June 2002, the Company issued its second $100,000 debenture. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 or Rule 506 of Regulation D.

     In June 2002 the Company issued 222,222 shares of its common stock to one individual for legal services rendered to the Company. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2002, in connection with the Company's equity line of credit, the Company issued 387,097 shares of its common stock as commitment shares to the equity line investor. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 or Rule 506 of Regulation D.

     Also, during April 2002, we entered into an equity line of credit investment agreement with the investor which obligates the investor to purchase up to $3,000,000 of our common stock at a price of 85% of the average trading price, subject to our fulfillment of certain terms and conditions contained in the equity line of credit investment agreement. In connection with our equity line of credit, we agreed to issue the investor a warrant to purchase 1,388,889 shares of our common stock exercisable at $.2376 per share. We are not able to put shares to the investor pursuant to our equity line of credit until we have filed a registration statement with the Commission that has been declared effective. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 or Rule 506 of Regulation D.

ITEM  27.  EXHIBITS
Exhibit
Number    Description
--------  ---------------------

2.1       Share Exchange Agreement between with Diversified Product Inspections, Inc., a
          Florida corporation filed with the Commission on Form 8-K on March 6, 2001 as
          Exhibit 2.1 and incorporated  herein by reference

3.1       Articles of Incorporation are incorporated herein by reference as Exhibit 3.1 to the Company's Registration Statement on Form 10-SB filed with the Commission on February 23, 1999.

3.2       Amendment to Articles of Incorporation are incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form
          10-SB filed with the Commission on February 23, 1999.

3.3       Bylaws of the Company are incorporated herein by reference to Exhibit 3.3 of the
          Company's Registration Statement on Form 10-SB filed with the Commission on
          February 23, 1999.

5.1**     Opinion of Seth A. Farbman, P.C.

10.1      Articles of Merger and Agreement and Plan of Merger are incorporated herein by reference to the Company's Registration Statement, Exhibit 10.1, on Form 10-SB
          filed with the Commission on February 23, 1999.

10.2      Diversified Product  Inspections,  Inc. Year 2001  Employee/Consultant
          Stock Compensation Plan filed as Exhibit 10.1 to the Company's registration statement on Form S-8 filed with the Commission on March 6, 2001 and incorporated herein by reference

10.3      Subscription Agreement between Sofcon Limited and the Company dated
          April 25, 2002 filed as Exhibit
          10.3  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.4      Security Agreement dated April 25, 2002  filed as Exhibit
          10.4  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.5      Warrant related to debentures dated April 25, 2002  filed as Exhibit
          10.5  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.6      6% Convertible Debenture dated April 25, 2002 filed as Exhibit
          10.6  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.7     Registration Rights Agreement related to the Company's convertible debenture dated April 25, 2002 between Sofcon Limited and the Company filed as Exhibit
          10.7  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.8      Escrow agreement related to the Company's 6% convertible debenture dated April 25, 2002 filed as Exhibit
          10.8  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.9      Investment  Agreement dated April 25, 2002 between Sofcon Limited and the
          Company  filed  as Exhibit 10.9 to the Company's registration statement on
          Form  SB-2 filed with the Commission on August 27, 2002 and incorporated by reference  herein


10.10     Registration Rights Agreement related to the Company's equity line of credit dated April 25, 2002 between Sofcon Limited and the Company filed as Exhibit
          10.10  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein

10.11    Escrow agreement related to the Company's equity line of credit dated April 25, 2002 filed as Exhibit
          10.11  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein

10.12     Warrant related to the Company's equity line of credit filed as Exhibit
          10.12  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein

10.13     Amendment No. 1 to the Company's Subscription Agreement filed as Exhibit
          10.13  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein


10.14     Amendment  No. 2 to the Company's Subscription Agreement filed as Exhibit
          10.14  to  the Company's registration statement on Form SB-2 filed with the
          Commission  on  August  27,  2002  and  incorporated  by  reference  herein

23.1      Opinion of Seth A. Farbman, P.C. (see Exhibit 5.1)

23.2*     Consent of Coulter & Justus, P.C.
______________
* Filed herewith
** To be filed by amendment


ITEM  28.     UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of Securities Act.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Ridge, State of Tennessee, on October 3, 2002.

                                   DIVERSIFIED PRODUCT INSEPCTIONS, INC.


                                    By:  /s/ John Van Zyll
                                    --------------------------------
                                    John Van Zyll,
                                    Chief Executive Officer
                                    (Principal Executive Officer and Principal
                                    Accounting Officer)


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



NAME                     TITLE                                      DATE
----                     ------                                     ----

/s/ John Van Zyll
__________________
John Van Zyll         Chairman of the Board                   October 3, 2002

/s/ Marvin Stacy
__________________
Marvin Stacy          Chief Operating Officer and Director    October 3, 2002

/s/ Ann M. Furlong
__________________
Ann M. Furlong        Secretary and Director                  October 3, 2002


__________________
Warren Wankelman      Director                                October 3, 2002

/s/ Matt Walters
__________________
Matt Walters          Director                                October 3, 2002